UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.)

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Filed by a Party other than the Registrant ◻
Check the appropriate box:
◻	Preliminary Proxy Statement
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⌧	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material under §240.14a-12

HarborOne Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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◻	Fee paid previously with preliminary materials.
◻	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

You are invited to attend the 2025 annual meeting of shareholders of HarborOne Bancorp, Inc., which will be held on May 13, 2025 at 10:00 a.m., local time, at the offices of Goodwin Procter LLP, 100 Northern Avenue, Boston, MA 02210. The annual meeting will be held for the following purposes:

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To elect the three Class III director nominees named in the proxy statement to serve on our Board of Directors for a term of three years and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

3.	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers; and

4.	To approve the HarborOne Bancorp, Inc. 2025 Equity Incentive Plan.

In addition, shareholders may be asked to consider and vote upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

Any action may be taken on the foregoing matters at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned, or to which the annual meeting may be postponed.

Our Board of Directors has fixed the close of business on March 14, 2025 as the record date for determining the shareholders entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof.

Whether or not you plan to attend the annual meeting, please carefully read the proxy statement and other proxy materials and complete a proxy for your shares as soon as possible. You may authorize your proxy via the internet by following the instructions on the website indicated in the Notice of Internet Availability of Proxy Materials that you received in the mail. You also may request a paper or an e-mail copy of our proxy materials and a paper proxy card at any time. If you attend the annual meeting, you may vote at the meeting if you wish, even if you previously have submitted your proxy.

By Order of the Board of Directors,

Inez H. Friedman-Boyce Chief Legal Officer, General Counsel and Corporate Secretary

Brockton, Massachusetts
April 1, 2025

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 13, 2025: This proxy statement and our 2024 Annual Report to Shareholders are available at www.harboronebancorp.com.

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PROXY STATEMENT

FOR OUR 2025 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 13, 2025

This proxy statement is being made available to shareholders of HarborOne Bancorp, Inc. (“we,” “us,” “our,” “ours” and the “Company”) in connection with the solicitation of proxies by the Board of Directors (the “Board”) for use at our 2025 annual meeting of shareholders to be held on May 13, 2025, at 10:00 a.m., local time, at the offices of Goodwin Procter LLP, 100 Northern Avenue, Boston, MA 02210, or at any postponement or adjournment of the annual meeting. This proxy statement and a form of proxy have been made available to our shareholders on the internet, and the Notice of Internet Availability of Proxy Materials has been mailed to shareholders on or about April 1, 2025.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to vote at the annual meeting?

Holders of record of our common stock, $0.01 par value per share, at the close of business on March 14, 2025, the record date for the annual meeting, are entitled to receive notice of the annual meeting and to vote at the annual meeting. If you are a holder of record of our common stock as of the record date, you may vote the shares that you held on the record date even if you sell such shares after the record date. Each outstanding share of common stock as of the record date entitles its holder to cast one vote for each matter to be voted upon and, with respect to the election of directors, one vote for each director to be elected. Shareholders do not have the right to cumulate voting for the election of directors.

What is the purpose of the annual meeting?

At the annual meeting, you will be asked to vote on the following proposals:

•	Proposal 1: The election of three Class III director nominees named in the proxy statement to serve on our Board of Directors for a term of three years and until their respective successors are duly elected and qualified;
•	Proposal 2: The ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

•	Proposal 3: To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers (“say on pay”); and
•	Proposal 4: To approve the HarborOne Bancorp, Inc. 2025 Equity Incentive Plan.

You also may be asked to consider and act upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

What constitutes a quorum?

The presence, in person or by proxy, of holders of a majority of the votes entitled to be cast at the annual meeting is necessary to constitute a quorum for the transaction of any business at the annual meeting. As of March 14, 2025, there were 43,309,938 shares outstanding and entitled to vote at the annual meeting.

Each share of common stock outstanding on the record date is entitled to one vote on each matter properly submitted at the annual meeting and, with respect to the election of directors, one vote for each director to be elected. Abstentions and “broker non-votes” (i.e., shares represented at the meeting held by brokers, as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which, on a particular matter, the broker does not have discretionary voting power to vote such shares)

will be counted for purposes of determining whether a quorum is present for the transaction of business at the annual meeting.

What is a broker non-vote?

If you are a beneficial owner of shares held in a brokerage account and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of New York Stock Exchange (“NYSE”) (which in this matter also apply to Nasdaq-listed companies), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your uninstructed shares on matters considered to be “routine” under NYSE rules but not with respect to “non-routine” matters. A broker non-vote occurs when a broker, bank or other agent has not received voting instructions from the beneficial owner of the shares and the broker, bank, or other agent cannot vote the shares because the matter is considered “non-routine” under NYSE rules. Proposals 1, 3 and 4 are considered to be “non-routine” under NYSE rules such that your broker, bank or other agent may not vote your shares on those proposals in the absence of your voting instructions. Conversely, Proposal 2 is considered to be a “routine” matter under NYSE rules so that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2. See below for a discussion of the impact on broker non-votes on vote counting.

What vote is required to approve each proposal?

With respect to Proposal 1, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election. Abstentions, broker non-votes, and votes withheld with respect to Proposal 1 will have no effect on the election of directors. Proposals 2, 3 and 4 will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes with respect to Proposals 2, 3 and 4 will have no effect on the votes for this proposal.

Can I change my vote after I submit my proxy card?

If you cast a vote by proxy, you may revoke it at any time before it is voted by:

•	filing a written notice revoking the proxy with our Corporate Secretary at our address;
•	properly submitting to us a proxy with a later date; or
•	attending and voting at the annual meeting.

If you attend the annual meeting, you may vote whether or not you previously have given a proxy, but your attendance (without further action) at the annual meeting will not constitute revocation of a previously given proxy.

You may revoke a proxy for shares held by a bank, broker or other nominee by submitting new voting instructions to the bank, broker or other nominee or, if you have obtained a legal proxy from the bank, broker or other nominee giving you the right to vote the shares at the annual meeting, by attending the annual meeting and voting.

How do I vote?

•	Voting in Person at the Annual Meeting. If you hold your shares in your own name as a holder of record with our transfer agent, Continental Stock Transfer & Trust Company, and attend the annual meeting, you may vote in person at the annual meeting. If your shares are held by a bank, broker or other nominee, and you wish to vote in person at the annual meeting, you will need to obtain a legal proxy from the bank, broker or other nominee that holds your shares of record.
•	Voting by Proxy. If your shares are registered directly in your name with our transfer agent, the Notice of Internet Availability of Proxy Materials was sent directly to you by us. In that case, you may instruct the proxy holders named in the proxy card how to vote your shares of common stock in one of the following ways:

•	Vote Online. You can access proxy materials at www.harboronebancorp.com and vote at www.proxyvote.com. To vote online, you must have a shareholder identification number provided in the Notice of Internet Availability of Proxy Materials.

•	Vote by Regular Mail. If you received printed materials and would like to vote by mail, then please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.

•	Voting by Proxy for Shares Registered in Street Name. If your shares are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.

Even if you plan to attend the annual meeting, we recommend that you submit a proxy to vote your shares in advance so that your vote will be counted if you later are unable to attend the annual meeting.

How is my vote counted?

If you authorize your proxy to vote your shares electronically via the Internet or, if you received a proxy card by mail and you properly marked, signed, dated and returned it, the shares that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, your shares will be voted FOR the election of the nominees for the directors named in this proxy statement; FOR the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; FOR the approval of the named executive officer compensation; and FOR the approval of the HarborOne Bancorp, Inc. 2025 Equity Incentive Plan. It is not anticipated that any matters other than those set forth in this proxy statement will be presented at the annual meeting. If other matters are presented, proxies will be voted at the discretion of the proxy holders.

How does the Board recommend that I vote on each of the proposals?

The Board recommends that you vote:

•	FOR Proposal 1: The election of Joseph F. Casey, Dr. Timothy R. Lynch, and Damian W. Wilmot, Esq. as Class III directors to serve on our Board for a term of three years and until their respective successors are duly elected and qualified;
•	FOR Proposal 2: The ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
•	FOR Proposal 3: The approval, on a non-binding advisory basis, of the named executive officer compensation; and
•	FOR Proposal 4: The approval of the HarborOne Bancorp, Inc. 2025 Equity Incentive Plan.

What other information should I review before voting?

Our 2024 Annual Report on Form 10-K, including our consolidated financial statements for the fiscal year ended December 31, 2024, is being made available to you along with this proxy statement. You may obtain, free of charge, copies of our 2024 annual report and the Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which contain additional information about the Company, on our website at www.harboronebancorp.com or by directing your request in writing to 770 Oak Street, Brockton, Massachusetts 02301, Attention: Investor Relations. The 2024 annual report and the Annual Report on Form 10-K are not part of the proxy solicitation materials, and the information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the Securities and Exchange Commission (the “SEC”).

Who is soliciting my proxy?

This solicitation of proxies is made by and on behalf of the Board. We will pay the cost of the solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may solicit proxies personally or by telephone. We have engaged Innisfree M&A Incorporated to solicit proxies held by brokers and nominees, and we will reimburse it for reasonable out-of-pocket expenses incurred in the solicitation of proxies.

Why didn’t I automatically receive a paper copy of the proxy statement, proxy card and annual report?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials via the internet. Accordingly, rather than paper copies of our proxy materials, we are sending a Notice of Internet Availability of Proxy Materials to our shareholders.

How can I change how I receive proxy materials in the future?

The Notice of Internet Availability of Proxy Materials includes instructions on how to access our proxy materials over the internet at www.harboronebancorp.com and how to request a printed set of the proxy materials by mail or an electronic set of materials by e-mail.

Instead of receiving a Notice of Internet Availability of Proxy Materials in the mail, shareholders may elect to receive future proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Choosing to receive future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you and will reduce the environmental impact of the annual meeting. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. You can change your election by sending a blank e-mail with the 16-digit control number on your proxy card to sendmaterial@proxyvote.com, via the internet at www.proxyvote.com or by telephone at (800) 579-1639. Your election to receive future proxy materials by e-mail will remain in effect until you terminate it.

Participants in the ESOP and 401(k) Plan

If you participate in the HarborOne Bank Employee Stock Ownership Plan (the “ESOP”) or if you hold Company common stock through the HarborOne 401(k) Plan (the “401(k) Plan”), you will receive vote authorization form(s) that reflect all shares you may direct trustees to vote on your behalf under the plans. Under the terms of the ESOP, the ESOP trustee will vote all shares held by the ESOP in the same proportion as shares for which it has received timely voting instructions. Each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. HarborOne Bank, as plan administrator of the 401(k) Plan, will vote any shares in the 401(k) Plan for which participants have not issued voting instructions as HarborOne Bank determines in its discretion and will direct the 401(k) Plan trustee accordingly. The deadline for returning your voting instructions for shares that you hold in the ESOP and the 401(k) Plan, if any, is 11:59 p.m. on May 1, 2025.

If you have any questions about voting under the ESOP or the 401(k) Plan, please contact Inez H. Friedman-Boyce, Executive Vice President, Chief Legal Officer, General Counsel and Corporate Secretary.

No person is authorized on our behalf to give any information or to make any representations with respect to the proposals other than the information and the representations contained in this proxy statement, and, if given or made, such information and/or representations must not be relied upon as having been authorized.

PROPOSAL 1: ELECTION OF DIRECTORS

Our articles of organization provide for a classified board of directors consisting of three classes of directors. At each annual meeting of shareholders, a class of directors will be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election and until their respective successors are duly elected and qualified. Our articles of organization provide that the size of our Board will be determined from time to time by resolution of our Board. The Board currently consists of ten members.

The Board, upon the recommendation of the Nominating and Governance Committee, has nominated Joseph F. Casey, Dr. Timothy R. Lynch, and Damian W. Wilmot, Esq. to serve as directors. Each of these nominees is a current director of the Company. The Board anticipates that each nominee will serve, if elected, as a director. However, if any nominee is unable to accept election, proxies voted in favor of such nominee will be voted for the election of such other person or persons as the Board may select. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election.

We will treat broker non-votes as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes, if any, will have no effect on this proposal.

The Board unanimously recommends that you vote FOR each of the director nominees.

Information Regarding the Directors and Director Nominees

The following table sets forth certain information with respect to each director and director nominee, based upon information furnished by each director.

Name	Age	Position(s)	Independent	Since (1)	Expires
Mandy Lee Berman	54	Director	Yes	2019	2027
Joseph F. Casey	64	President and Chief Executive Officer	No	2017	2025
David P. Frenette, Esq.	69	Director	Yes	2007	2026
Barry R. Koretz	80	Director	Yes	1987	2026
Dr. Timothy R. Lynch	69	Director	Yes	2011	2025
Anne H. Margulies	69	Director	Yes	2022	2027
William A. Payne	67	Director	Yes	2017	2027
Andreana Santangelo	56	Director	Yes	2020	2026
Michael J. Sullivan, Esq.	70	Chairman of the Board	Yes	2015	2026
Damian W. Wilmot, Esq.	49	Director	Yes	2019	2025

(1)	The dates for Messrs. Frenette, Koretz, and Sullivan and Dr. Lynch reflect their initial appointment to the HarborOne Bank Board of Directors.

The following includes a brief biography for each of our directors. There are no family relationships among any of our directors or executive officers. Unless otherwise stated, each director has held his or her current occupation for the last five years.

The biographical description below for each nominee includes specific experience, qualifications, attributes and skills that led to the conclusion by the Company’s Nominating and Governance Committee and the Board of Directors that such person should serve as a director of the Company. The biographical description below for each director who is not standing for election includes the specific experience, qualifications, attributes and skills that the Company’s Nominating and Governance Committee and the Board of Directors would expect to consider if it were making a conclusion currently as to whether such person should serve as a director. The Company’s Nominating and Governance Committee and the Board of Directors did not currently evaluate whether these directors should serve as directors, as the terms for which they have been previously elected continue beyond the annual meeting.

In addition to the information presented below regarding each person’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to service to the Company and its shareholders.

Each of the Company’s directors currently serves as a director of HarborOne Bank (the “Bank”).

Mandy Lee Berman is the Chief Operating Officer, Back-up Care and Emerging Care Services, for Bright Horizons Family Solutions (NYSE: BFAM), a public company headquartered in Newton, Massachusetts. She previously served as the Chief Operating Officer of Marathon Health, a leading provider of employer-sponsored on-site and near-site health centers in over 200 locations nationwide that is headquartered in Winooski, Vermont. Ms. Berman was also formerly the Chief Operating Officer of 42 North Dental (2019 to 2020), a New England-based dental support organization supporting over two dozen practice brands with a principal office in Waltham, Massachusetts. Before joining 42 North Dental, she served in various roles at Bright Horizons Family Solutions, including Chief Administrative Officer and Executive Vice President, Operations (2016 to 2019), Acting CIO (2014 to 2016), and Executive Vice President, Global and Back-up Care Operations (2014 to 2015). Ms. Berman holds an A.B. from Princeton University and an M.B.A. from the Harvard Business School, where she graduated with distinction. Ms. Berman is Chair of the Regional Board of Advisors of OneGoal Massachusetts and is a member of the Board of Trustees of the Mount Auburn Hospital. Ms. Berman was selected to serve as a director because of her experience as a global executive with a record of strong financial results and operational performance.

Joseph F. Casey joined HarborOne Bank in 2004. He has served as President and Chief Executive Officer of HarborOne Bancorp, Inc. since 2022, and previously served as President and Chief Operating Officer of HarborOne Bancorp, Inc. from 2018 to 2022, and was Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer of the Company from 2016 to 2018. He was appointed President and Chief Operating Officer of HarborOne Bank in February 2017. Prior to his current position, he served as Executive Vice President and Chief Financial Officer of HarborOne Bank from 2006 to 2015 and Senior Vice President and Chief Financial Officer from 2004 to 2006. Before joining HarborOne Bank, Mr. Casey was Vice President at Seacoast Financial Services in New Bedford, Massachusetts, and Senior Vice President, Chief Financial Officer and Treasurer at Compass Bank for Savings in New Bedford, Massachusetts, from 2003 to 2004, and prior to that held various titles, including Chief Financial Officer, Treasurer, Controller and Internal Auditor during his 17 years with Andover Bancorp, Inc. in Andover, Massachusetts. He is an inactive Certified Public Accountant. Mr. Casey is a member of the Board of Directors of the Old Colony YMCA and Chairman of its Investment Committee. Mr. Casey was selected to serve as a director because of his extensive banking, financial and accounting experience and familiarity with our banking operations and market area.

David P. Frenette, Esq. is an attorney in solo practice in Brockton, Massachusetts, focusing primarily on elder law, estate planning, residential and commercial real estate and business organization. A graduate of Holy Cross College and New England School of Law, Mr. Frenette has practiced law for over 30 years. Mr. Frenette was a partner at Frenette & Dukess from 1995 to 2012 and with Wheatley, Frenette & Dukess from 1990 to 1995, specializing in real estate closings for local banks, including HarborOne Bank. Mr. Frenette has served on the Board of Directors of the Old Colony YMCA since 1993. He served on the Board of Trustees of Signature Healthcare Brockton Hospital from 2000 to 2021, serving as chairman for three years. He is also an active member at Rotary Club of Brockton. Mr. Frenette was selected to serve as a director because of his extensive experience in the practice of law, particularly in real estate, and because of his involvement and knowledge of the local community and his experience working with local businesses.

Barry R. Koretz retired from BKA Architects, Inc. in 2017. He was the President and founder of BKA Architects, Inc. in Brockton, Massachusetts, a full-service commercial architecture and design firm he started in 1974. As President of BKA Architects, Inc., Mr. Koretz was responsible for matters related to finance, administration, business development and project management of the 50-person firm with approximately $7 million in annual billings. Mr. Koretz has served as a director of the Brockton Boys and Girls Club since 2000. Previously, Mr. Koretz was co-chair of the Signature Healthcare Executive Business Council and the Signature Healthcare Capital Campaign Steering Committee since 2015. He was also a member of the Board of Trustees of Brockton Hospital and the boards of directors of Metro South Chamber of Commerce and the United Way of Greater Plymouth County. Mr. Koretz was selected to serve as a director because of his experience owning and managing a business in our market area, which, together with his knowledge of and service to our local community, provides a unique perspective on the needs of customers in our market area.

Timothy R. Lynch, MD, FACP, CPE, currently works as a consultant in healthcare, providing physician leadership training and mentoring as well as strategic plan implementation. He previously served as Senior Vice President and Chief Medical Officer of South Shore Health System from 2019 until his retirement in 2022. Prior to that, he served as Chief Medical Officer at South Shore Hospital from May 2017 to January 2019. He was also an Assistant Professor of Medicine and the South Shore Health Dean of Tufts University School of Medicine. He was Chairman of the Department of Medicine from March 2016 through May 2017, and was a practicing internist at South Shore Medical Center. Dr. Lynch was the Chief Medical Officer at South Shore Physician Ambulatory Enterprise (SSPAE) in Weymouth, Massachusetts, from 2015 to 2016. Prior to that, Dr. Lynch was Lead Hospital Physician, South Region at Atrius Health from 2013 to 2015. From 1996 to 2013, Dr. Lynch held the following positions at Signature Healthcare: Vice President of Quality from 2011 to 2013; Vice President of the Medical Staff from 2010 to 2013; Vice Chairman, Physician Hospital Organization Board of Directors from 2003 to 2008; Trustee, Signature Healthcare Corporation from 2002 to 2013; Trustee, Signature Healthcare Brockton Hospital Incorporated from 2002 to 2013; and Patient Care Assessment Coordinator from 1996 to 2013. Dr. Lynch was selected to serve as a director because of his management experience, including strategic planning, budget development and state, federal and industry regulatory compliance.

Anne H. Margulies currently serves as a member of the board of directors of Henry Schein, Inc. (Nasdaq: HSIC), a global dental and health care solutions and products company. She also serves as a member of the Board of Trustees of Curry College in Milton, Massachusetts. Additionally, Ms. Margulies serves as an Advisor on the National Advanced Cybersecurity Center and the Massachusetts Governor’s Cyber Security Advisory Board. Ms. Margulies previously served as the Vice President and University Chief Information Officer of Harvard University from September 2010 to May 2021. Ms. Margulies was awarded an Honorary Doctorate from the Universitat Politecnica de Valencia in 2019 and received her B.A. from SUNY Plattsburgh. She was inducted into the CIO Hall of Fame in 2017 and was selected as the Boston CIO Leader of the Year in 2015. Ms. Margulies was selected to serve as a director because of her significant expertise in information technology and security, and her deep experience in strategic planning and execution.

William A. Payne is a principal and co-founder of Trident Wealth Strategies, LLC, an independent financial advisory firm. Previously, Mr. Payne was a principal and co-founder of PRW Wealth Management, LLC, an independent registered investment advisor serving the planning needs of both the mid-market corporate marketplace and high net worth families for over 30 years. Mr. Payne holds both the series 7 and 63 securities licenses. He also has several professional designations, including Chartered Financial Consultant and Masters in Financial Services. In 1999, Mr. Payne’s firm was one of the founding companies in National Financial Partners, a financial services company which became publicly traded on the NYSE in 2003. In addition, Mr. Payne has served on the board of the Old Colony YMCA since 1995, serving as Board Chairman from 2003 to 2005. Mr. Payne previously served on the board of Lion Street Inc., a financial services company based in Austin, Texas. Mr. Payne was selected to serve as a director because of his experience in wealth management and knowledge of the financial markets.

Andreana Santangelo is the Senior Vice President and Chief Financial Officer of Aetna, CVS Health’s Health Care Benefit segment. From 2016 to 2023, she was Executive Vice President and Chief Financial Officer for Blue Cross Blue Shield of Massachusetts, the largest private health plan in Massachusetts and one of the largest independent, not-for-profit Blue Cross Blue Shield plans in the country, where she was responsible for all financial, investment, real estate, actuarial and underwriting activities related to the financial management of nearly $8 billion in annual revenues and more than $3 billion in assets. Ms. Santangelo formerly led the Actuarial and Analytic Services Department within the Finance Division at Blue Cross. Prior to joining Blue Cross in 2003, Ms. Santangelo held a number of leadership roles at CIGNA Corp. Her career has provided her with expertise in the areas of pricing and underwriting strategy; financial modeling and analysis; asset and liability modeling and investment management; medical economics and analysis; health plan operations; medical utilization and unit cost management; and budgeting and financial operations. Ms. Santangelo is a fellow of the Society of Actuaries and a member of the American Academy of Actuaries. She is also a member of the board of directors at Junior Achievement of Greater Boston. She holds a Bachelor of Science in mathematics from the University of Massachusetts, Amherst. Ms. Santangelo was selected to serve as a director because of her experience in business, management and finance.

Michael J. Sullivan, Esq. has been a partner at the Ashcroft Law Firm, LLC in Boston, Massachusetts since 2009. Mr. Sullivan is recognized as an expert in government investigations, corporate compliance and ethics, fraud, corruption, health care and corporate security, with extensive policy and regulatory experience. Prior to joining the Ashcroft Law Firm, LLC, Mr. Sullivan was a United States Attorney for the District of Massachusetts from 2001 to 2009. From 2006 until January 2009, Mr. Sullivan served as Presidentially Nominated Director of the Bureau of Alcohol, Tobacco, Firearms and Explosives in Washington, DC, and from 1995 to 2001 he served as the District Attorney for Plymouth County, Massachusetts. Mr. Sullivan has been a member of the board of directors of Signature Healthcare since May 2009, Old Colony YMCA from 1995 until 2001 and from 2009 until present, New Heights Charter School from 2015 to 2024, Continuing Education Institute from 1989 to 1994, and Consumer Credit Counseling Services from 1986 to 1989. Mr. Sullivan was selected to serve as a director because of his extensive policy and regulatory legal experience and continued service to the community.

Damian W. Wilmot, Esq. is the Chief Legal Officer of BridgeBio Pharma, Inc. (Nasdaq: BBIO), a commercial-stage biopharmaceutical company focused on genetic diseases and cancers. He previously served from 2017 to 2023 as the Chief Risk and Compliance Officer of Vertex Pharmaceuticals Incorporated, where he was responsible for leading the company’s Enterprise Risk Management, Global Compliance, Business Continuity & Resilience, Privacy, Information Governance, Global Litigation and Global Employment Law organizations. Mr. Wilmot was Assistant General Counsel at Sunovion Pharmaceuticals Inc. from 2014 to 2015. Prior to that, Mr. Wilmot was a partner at Goodwin Procter LLP from 2010 to 2014, and an associate from 2006 to 2010. Mr. Wilmot served as Assistant United States Attorney for Massachusetts from 2004 to 2006, Litigation Associate at Seyfarth Shaw LLP and Judicial Law Clerk for the State of Connecticut Supreme Court from 2000 to 2001. Mr. Wilmot graduated from Trinity College and Suffolk University Law School. Mr. Wilmot currently serves on the board of directors of PBF Energy Inc. (Nasdaq: PBF), where he sits on the Nominating & Corporate Governance Committee. Mr. Wilmot is also a director/trustee of Fidelity Charitable, where he sits on the Audit and Investment Committees, the New Commonwealth Fund for Social Justice and Racial Equity, and Trinity College in Hartford, Connecticut, and previously served on numerous other non-profit and community organizations. Mr. Wilmot was selected to serve as a director because of his extensive experience as legal counsel and business leader in numerous highly regulated national and global consumer-facing organizations.

Biographical Information Regarding Executive Officers Who Are Not Directors

As of the date of this proxy statement, our executive officers who are not directors are as follows:

Name	Age	Position(s)
Brenda C. Diepold	54	Executive Vice President, Chief Banking Officer at HarborOne Bank
Stephen W. Finocchio	56	Executive Vice President, Chief Financial Officer at HarborOne Bancorp, Inc. and HarborOne Bank
Inez H. Friedman-Boyce, Esq.	58	Executive Vice President, Chief Legal Officer, General Counsel and Corporate Secretary at HarborOne Bancorp, Inc. and HarborOne Bank
Brent W. Grable	48	Senior Vice President, Chief Information Officer at HarborOne Bank
Joseph E. McQuade	47	Executive Vice President, Chief Enterprise Risk Officer at HarborOne Bank
H. Scott Sanborn	61	Executive Vice President, Chief Lending Officer at HarborOne Bank
David E. Tryder	60	Senior Vice President, Chief Marketing Officer at HarborOne Bank
Susan Stewart	56	Senior Vice President, Chief Human Resources Officer at HarborOne Bank

The following is a brief biography of each of our executive officers.

Brenda C. Diepold joined HarborOne Bank in September 2018 as Senior Vice President-Retail Banking and became Executive Vice President-Retail Banking in 2021 and Executive Vice President, Chief Banking Officer in 2023. Prior to joining HarborOne Bank, Ms. Diepold served as Director of Retail Sales, Operations and Support at Century Bank from 2016 to 2018; Senior Vice President, Director of Sales and Service Execution at Santander Bank, N.A. from 2013 to 2016 after starting her career at Fleet Bank, Boston, Massachusetts, and working in multiple positions of increasing authority while it was acquired and transitioned to Sovereign Bank, which subsequently became Santander Bank, N.A.

Stephen W. Finocchio joined HarborOne Bancorp, Inc. and HarborOne Bank as Executive Vice President and Chief Financial Officer in April 2024. Prior to joining HarborOne Bank, Mr. Finocchio served as the Senior Managing Director, Treasurer for Berkshire Hills Bancorp from 2022 to 2024 and as Senior Vice President, Treasurer from 2021 to 2022. Mr. Finocchio held various roles at State Street Corporation from 2010 to 2021, including Managing Director – Global Treasury and Capital Management from 2019 to 2021, Managing Director – Global Treasury, Head of Quantitative Analytics from 2015 to 2019, and Senior Consultant – Global Corporate Strategy from 2010 to 2015. Earlier in his career, he served as Managing Director – Structured Finance for State Street Global Markets, LLC from 1995 to 2010. Mr. Finocchio received a B.B.A. in Finance from the University of Massachusetts’ Isenberg School of Business and an M.B.A. from New York University’s Stern School of Business. He is also a Chartered Financial Analyst.

Inez H. Friedman-Boyce, Esq. joined HarborOne Bancorp, Inc. and HarborOne Bank as Senior Vice President-General Counsel and Corporate Secretary in 2019 and became Executive Vice President, Chief Legal Officer, General Counsel and Corporate Secretary in 2023. Prior to joining HarborOne Bank, Ms. Friedman-Boyce was a partner at Goodwin Procter LLP from 2005 to 2019, where she represented financial institutions in securities, corporate governance and complex business litigation matters. Ms. Friedman-Boyce began her legal career in 1995 at Testa, Hurwitz & Thibeault, LLP, where she was elected to the partnership in 2004. Ms. Friedman-Boyce also served as a Special Assistant District Attorney in the Middlesex County District Attorney’s Office in 2000. Ms. Friedman-Boyce holds a B.A. from Amherst College and J.D. from Georgetown University Law Center, where she graduated with honors.

Brent W. Grable joined HarborOne Bank as Senior Vice President, Chief Information Officer in 2023. Mr. Grable has over 20 years of experience in information technology and business transformation with an extensive background establishing and leading strategic and innovative initiatives in financial services and banking. Prior to joining HarborOne Bank, he served as Head of IT Finance at Santander Consumer USA and Head of IT Infrastructure Finance at Santander Bank. Other roles he held at Santander focused on platform management, program delivery, and transformation. He previously worked at both State Street Bank, Investors Bank and Trust, and State Street Global Advisors in various Operations and IT roles. Brent received his B.A. from Colgate University and M.B.A. from Babson College.

Joseph E. McQuade joined HarborOne Bank as Senior Vice President and Chief Enterprise Risk Officer in 2020 and was promoted to Executive Vice President, Chief Enterprise Risk Officer in 2023. Prior to joining HarborOne Bank, Mr. McQuade was Senior Vice President and Chief Credit Officer for Consumer and Business Banking at Santander Bank, N.A. from 2015 to 2020 and Senior Vice President and Chief Operating Officer at Citizens Financial Group from 2009 to 2015. Mr. McQuade held various Risk Management roles at MasterCard and GE Capital from 2001 to 2009. Mr. McQuade holds a B.S. and M.B.A. from Union College.

H. Scott Sanborn joined HarborOne Bank in 2014 and has been Executive Vice President-Chief Lending Officer since 2020. He served as Executive Vice President-Commercial Lending from 2018 to 2020 and Senior Vice President-Commercial Lending from 2014 to 2018. Prior to joining HarborOne Bank, Mr. Sanborn was Regional Vice President-Metro Boston & Rhode Island/Southeastern Massachusetts from 2011 to 2014 and Professionals Group Leader, Wealth from 2010 to 2011 at TD Bank in Boston, Massachusetts, and Senior Vice President-Regional Executive & Professionals Market Leader from 2005 to 2010 and Senior Vice President-Market Manager from 2000 to 2004 at Sovereign Bank (now Santander Bank, N.A.) based in Boston, Massachusetts.

David E. Tryder has served as Senior Vice President-Chief Marketing Officer since joining HarborOne Bank in 2014. Prior to joining HarborOne Bank, Mr. Tryder was Director-Digital Strategy Group in 2013, Director-Interactive & Relationship Marketing from 2009 to 2013, and Senior Manager-Interactive Marketing from 2005 to 2009 at Dunkin’ Donuts in Canton, Massachusetts; Vice President-Marketing Director at Modem Media in Norwalk, Connecticut, from 2004 to 2005; Vice President-Marketing Director at Digitas, LLC in Boston, Massachusetts, from 2000 to 2004; and Product Manager-ATM Network and Online Banking at Fleet Bank in Boston, Massachusetts, from 1997 to 2000.

Susan Stewart, Senior Vice President-Chief Human Resources Officer, joined HarborOne Bank in 2022. Prior to joining HarborOne Bank, she held a number of positions at State Street Corporation, including Chief People and Administrative Officer from 2011 to 2019, Vice President, Head of Learning and Development from 2008 to 2011, and Vice President, Head of Change Management and Corporate Communications from 2003 to 2008. She also served as Chief Human Resources Officer at SIGNET Systems, Inc. from 2020 to 2022. Ms. Stewart holds a B.A. from Emmanuel College and a M.B.A. from Lesley College.

Talent Management and Engagement

The Company is an equal opportunity employer and maintains hiring practices and policies that foster and promote an engaged workforce. We strive to create an environment in which all employees feel valued and appreciated, and we are dedicated to recruiting, developing and promoting a workforce that reflects the demographics of the communities we serve and to meet the current and future demands of our business.

Our focus on engagement and belonging begins at the highest levels of the organization. Shortly after going public in 2016, the Nominating and Governance Committee began using KLR Executive Search Group, LLC to broaden its search for new directors and identify qualified candidates from a range of backgrounds. The Nominating and Governance Committee Charter has since been amended to include an explicit commitment to include in each search for new directors highly qualified candidates who reflect a variety of backgrounds and experience.

We are focused on employee representation of the markets we serve. Our commitment to employee engagement and belonging is delivered through an all-level advisory council connected to our internal and external communities. Additionally, the Company engages managers and employees through the “ONE Experience” initiative and committee.

Community Relations and Activity

The Company recognizes its responsibility to the communities in which it operates. Social responsibility is integral to how we do business. We advance these commitments through multiple channels, including corporate donations and sponsorships, employee volunteering, non-profit board service by our employees and directors, advancing financial literacy and education through our HarborOne U program, dedication to our Community Reinvestment Act (“CRA”) responsibilities, and investing in community-focused projects. Highlights of how the Company is currently fulfilling these responsibilities include:

•	In 2020, HarborOne Bank made a $20 million commitment to promoting home ownership among low- and moderate-income borrowers in the communities in which we operate. In December 2024, HarborOne Bank added an additional $15 million of funding to its ONECommunity Mortgage program. This program reduces barriers to homeownership for creditworthy borrowers by allowing for low down payments, no private mortgage insurance, and other flexible loan terms.
•	In partnership with Massasoit Community College and Brockton High School, we underwrote a four-year program that provided Brockton High School juniors and seniors the opportunity to earn college credit while still in high school, providing reduced tuition costs and much-needed momentum to encourage them to continue their education.
•	Through HarborOne U, we provide a wide range of financial educational resources to consumers and small businesses, with free digital content, webinars, and recordings for small business and personal financial education. We offer youth and adult-focused financial literacy and education programs that help individuals and families gain skills and build confidence in their financial choices. We also provide original content, tools, templates, case studies and calculators to help small businesses achieve financial success.
•	The Company was recognized in 2024 by the Boston Business Journal as one of the largest corporate charitable contributors in Massachusetts, based on 2023 charitable giving. Additionally, the Providence Business News Giving Guide ranked HarborOne Bank #9 in the state of Rhode Island for contributions to Rhode Island charities. In 2024, community investments totaled more than $1.4 million and focused on non-profits that assist people affected by poverty, hardship, and economic inequity, programs that create educational and economic opportunity for historically disadvantaged populations, and organizations that provide and create safe and affordable housing that helps individuals and families achieve economic stability and build wealth.
•	In 2023, the Company established the James Blake Catalyst Award. Named for the Company’s retired CEO, the $25,000 award aims to support transformative projects that serve underrepresented individuals and families and assist local organizations to accelerate organizational development, impact, and reach. The second Catalyst Award went to Brockton Hospital’s School of Nursing (BHSN) to support BHSN’s JumpStart Initiative, an innovative workforce development program aimed at breaking down barriers and assisting students from gateway cities to pursue a career in nursing. Additionally, now in its second year, HarborOne’s Celebrate ONE Campaign empowers employees to identify, give and engage with local organizations they are truly passionate about.
•	Through our ONECommunity Scholarship Program, HarborOne awarded twenty college scholarships of $5,000 each in 2024 to exceptional high school seniors who embody a commitment to community and academic excellence. The scholarships are one-year awards to students attending accredited two- or four-year colleges or university. Over the past 20 years, we have provided more than $1 million in scholarships to deserving students from throughout Eastern Massachusetts and Rhode Island.
•	As a community-focused organization, community service is at the core of our culture. A significant part of our culture is encouraging employee volunteerism, whether through hands-on and skills-based volunteering and collection drives as part of the HarborOne Caring Crew, service on non-profit boards and committees, or participation on the ONECommunity Scholarship committee and in the United Way Day of Caring. Last year, the HarborOne Caring Crew donated close to 5,000 hours to non-profit organizations that are engaged in improving the lives of low- and moderate-income people and neighborhoods in local communities.
•	In 2021, HarborOne Bank earned its second consecutive “Outstanding” CRA rating from the federal and state regulators. Historically, less than 10% of financial institutions earn the “Outstanding” rating, which is reserved for banks that most effectively meet the credit needs of their local communities.
•	HarborOne Bank was named “Best Bank” in both the 2024 MetroSouth Community’s Choice Awards and the 2024 Providence Journal Community’s Choice Awards, a reflection of its commitment to customer-focused banking and community service.
•	The Company pursues a commitment to environmental stewardship and positive community impact by integrating several sustainability initiatives into our day-to-day operations. We are active in commercial lending that supports renewable energy initiatives, particularly recycling, energy efficiency initiatives, and wind and solar lending, which is a growing component of HarborOne Bank’s commercial & industrial lending portfolio.

ROLE OF THE BOARD; CORPORATE GOVERNANCE MATTERS

Board Leadership Structure and the Role of the Board in Risk Oversight

Board Leadership Structure. The positions of our Chairman of the Board and Chief Executive Officer are separated. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead our Board in its fundamental role of providing advice to and independent oversight of management.

Our Board recognizes the time, effort and energy that the Chief Executive Officer must devote to the position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as our Board’s oversight responsibilities continue to grow. Our Board also believes that this structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board.

Although our by-laws do not require that we separate the Chairman of the Board and Chief Executive Officer positions, our Board believes that having separate positions is the appropriate leadership structure for us at this time. Our Board recognizes that depending on the circumstances, other leadership models, such as combining the role of Chairman of the Board with the role of Chief Executive Officer, might be appropriate. Accordingly, our Board may periodically review its leadership structure. Our Board believes its administration of its risk oversight function has not affected its leadership structure.

Role of the Board in Risk Oversight. The Board is actively involved in oversight of risks that could affect the Company including credit risk, interest rate risk, liquidity risk, accounting risk, operational risk, regulatory/compliance risk, legal risk, strategic risk and reputation risk. This oversight is conducted in part through committees of the Board, but the full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through reports by each committee regarding its considerations and actions, regular reports from officers responsible for oversight of particular risks within the Company as well as through internal and external audits. Risks relating to the direct operations of the Company are further overseen by the Board of Directors of HarborOne Bank, who are the same individuals who serve on the Board of the Company. Further, the Board oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations, and risks acceptable to the organization.

Director Independence

The Nasdaq listing rules requires that independent directors compose a majority of a listed company’s board of directors. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under Nasdaq listing rules, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. In addition to satisfying general independence requirements under the Nasdaq listing rules, a member of a compensation committee of a listed company may not, other than in his or her capacity as a member of the compensation committee, the board of directors or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries. Additionally, the board of directors of the listed company must consider whether the compensation committee member is an affiliated person of the listed company or any of its subsidiaries and, if so, must determine whether such affiliation would impair the director’s judgment as a member of the compensation committee.

Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family and other relationships, including those relationships described under the section of this proxy statement entitled “Transactions with Related Parties,” our Board determined that each of our directors, with the exception of Mr. Casey, is “independent” under the Nasdaq listing rules. Mr. Casey is not considered independent because he currently serves as our President and Chief Executive Officer. Our Board also determined that each member of the audit, compensation, and nominating and governance committees satisfies the independence standards for such committees established by the SEC and the Nasdaq listing rules, as applicable. In making these determinations on the independence of our directors, our Board considered the relationships that each such non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining independence.

Our independent directors will meet alone in executive session periodically. The purpose of these executive sessions is to promote open and candid discussion among the independent directors.

Code of Business Conduct and Ethics

Our Board has established a Code of Business Conduct and Ethics that applies to our officers, directors and employees. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;
•	compliance with laws, rules and regulations;
•	prompt internal reporting of violations of the Code to appropriate persons identified in the Code; and
•	accountability for adherence to the Code of Business Conduct and Ethics

Any waiver of the Code of Business Conduct and Ethics for our directors or officers may be made only by our Board or a committee thereof and will be promptly disclosed as required by law or Nasdaq regulations. We intend to disclose on our website any amendment to, or waiver of, any provisions of our Code of Business Conduct and Ethics applicable to our directors and executive officers that would otherwise be required to be disclosed under the rules of the SEC or Nasdaq. A copy of our Code of Business Conduct and Ethics is available under the “Investor Relations” tab at www.harborone.com.

Shareholder Communications with the Board

Shareholders wishing to communicate with our Board of Directors should address their communications to the Company’s investor relations department by telephone at (508) 895-1000 or by mail sent to the Company’s main address at 770 Oak Street, Brockton, Massachusetts 02301, Attention: Investor Relations. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters should clearly state whether the intended recipients are all members of the Board or certain specified individual directors. All communications will be reviewed by the Company’s investor relations department, which will determine whether the communication will be relayed to the Board or the director. Except for resumes, sales and marketing communications or notices regarding seminars or conferences, summaries of all shareholder communications will be provided to the Board.

The Board and its Committees

Our Board has a standing Audit Committee, Compensation Committee, Executive Committee, and Nominating and Governance Committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board.

The Board held 12 meetings during fiscal year 2024, and directors attended 93% of the Board meetings and meetings of the committees on which they served during the periods they served. While we do not have a formal policy related to Board member attendance at annual meetings of shareholders, directors are encouraged to attend each annual meeting to the extent reasonably practicable. All directors attended the 2024 annual meeting of shareholders.

The table below highlights the current membership of each committee along with the number of meetings held during 2024.

		Compensation	Nominating and	Executive	CRA
Name	Audit Committee	Committee	Governance Committee	Committee	Committee
Joseph F. Barry(1)					Chair
Mandy Lee Berman		X	X
Joseph F. Casey
David P. Frenette, Esq.		Chair		X
Barry R. Koretz	X				X
Dr. Timothy R. Lynch	X		X	Chair
Anne H. Margulies		X	X
William A. Payne	X			X
Andreana Santangelo	Chair
Michael J. Sullivan, Esq.			Chair		X
Damian W. Wilmot, Esq.	X			X
Total Meetings Held in 2024	9	9	2	4	4
(1) Joseph F. Barry retired from the Board effective January 31, 2025.

Audit Committee. The Audit Committee assists our Board in its oversight of the integrity of our financial statements, the qualifications and independence of our independent registered public accounting firm, and our internal financial and accounting controls. The Audit Committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent registered public accounting firm, and our independent registered public accounting firm reports directly to the audit committee. The Audit Committee also prepares the Audit Committee report that the SEC requires to be included in our annual proxy statement.

Each member of the Audit Committee qualifies as an independent director under the corporate governance standards of the Nasdaq listing rules and the independence requirements of the Exchange Act. Our Board has determined that Ms. Santangelo qualifies as an “audit committee financial expert” as such term is currently defined under SEC rules, and that each of Ms. Santangelo and Mr. Payne qualifies as having the “banking or related financial management expertise” required by FDIC regulations. The Audit Committee has adopted a written charter that satisfies the applicable standards of the SEC and the Nasdaq listing rules, a copy of which is available under the “Investor Relations” tab at www.harborone.com.

Compensation Committee. The Compensation Committee approves our compensation objectives, recommends to our Board for approval the compensation of the Chief Executive Officer and approves or recommends to our Board for approval the compensation of other executives. The Compensation Committee reviews all compensation components, including base salary, bonus, benefits and other perquisites. The Compensation Committee solicits the input and recommendations of management for compensation awards to other executives, including the named executive officers. Such awards are further discussed in executive session, with decisions made by the Compensation Committee without management’s involvement.

Each member of the Compensation Committee is a “non-employee director” under the Exchange Act and each is an independent director as defined by the Nasdaq listing rules. The Compensation Committee also engages Pearl Meyer & Partners, LLC to provide independent executive compensation consulting services to the Compensation Committee. For further information, see the sections below entitled “—Compensation Discussion and Analysis—Role of the Compensation Peer Group in Assessing Executive Compensation” and “—Compensation Discussion and Analysis—Independent Compensation Consultant.” The Compensation Committee has adopted a written charter that satisfies the applicable standards of the SEC and the Nasdaq listing rules, a copy of which is available under the “Investor Relations” tab at www.harborone.com.

Nominating and Governance Committee. The Nominating and Governance Committee recommends to our Board candidates for directorships and the structure and composition of our Board and the Board committees. In addition, the Nominating and Governance Committee develops and recommends to our Board corporate governance guidelines and advises our Board on corporate governance matters.

Each member of the Nominating and Governance Committee is a “non-employee director” under the Exchange Act, and each is an independent director as defined by the Nasdaq listing rules. The Nominating and Governance Committee has adopted a written charter that satisfies the applicable standards of the Nasdaq listing rules, a copy of which is available under the “Investor Relations” tab at www.harborone.com.

Our Board of Directors may establish other committees from time to time.

Consideration of Director Nominees

The Nominating and Governance Committee is responsible for identifying, assessing and recommending the slate of candidates to be nominated for election to the Board of Directors and assesses the performance of the Board on an annual basis. The Nominating and Governance Committee uses a variety of methods for identifying and evaluating nominees for director. In the course of establishing the slate of nominees for director each year, the Nominating and Governance Committee will consider whether any vacancies on the Board are expected due to retirement or otherwise, the skills represented by retiring and continuing directors, and additional skills identified by the Board that could improve the overall quality and ability of the Board to carry out its function. In the event that vacancies are anticipated or arise, the Nominating and Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through the business and other networks of the existing members of the Board or from management. The Nominating and Governance Committee may also solicit recommendations for director nominees from independent search firms or any other source it deems appropriate.

The Nominating and Governance Committee requires all nominees to have experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing; to be highly accomplished in his or her respective field, with superior credentials and recognition; to be well regarded in the community and shall have a long-term reputation for the highest ethical and moral standards; to have sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve; and to the extent such nominee serves or has previously served on other boards, to have a demonstrated history of actively contributing at board meetings. In addition to reviewing a nominee’s background and accomplishments, nominees are reviewed in the context of the current composition of the Board of Directors and the evolving needs of the Company and whether the nominee, if elected, would assist in achieving a mix of board members that represents a variety of backgrounds and experiences.

Pursuant to the corporate governance guidelines established by the Board, a majority of the Board shall be “independent” under the Nasdaq listing standards. On an annual basis, the Nominating and Governance Committee reviews the “independent” status of each member of the Board to determine whether any relationship is inconsistent with a determination that the director was independent. Additionally, the guidelines established by the Board require that the Company’s audit, compensation and nominating and governance committees shall be comprised entirely of independent directors and at least one member of the Audit Committee shall have such experience, education and other qualifications necessary to qualify as an “audit committee financial expert” as defined by SEC rules.

Shareholder Nomination Procedure

Any shareholder of the Company entitled to vote for the election of directors at the annual meeting can submit the names of candidates for director by writing to the Corporate Secretary at HarborOne Bancorp, Inc., 770 Oak Street, Brockton, Massachusetts 02301. To be timely, a shareholder’s notice must be delivered not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days before or delayed by more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

The submission shall include the following information set forth below:

•	As to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);
•	The name and address of the shareholder giving the notice, as they appear on the Company’s books, and the names and addresses of the other proposing persons (if any); as to each proposing person, any Material Ownership Interests;
•	A description of the material terms of all agreements, arrangements or understandings (whether or not in writing) entered into by any proposing person or any of its affiliates or associates with any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Company;
•	(A) A description of all agreements, arrangements or understandings by and among any of the proposing persons, or by and among any proposing persons and any other person (including with any proposed nominee(s)), pertaining to the nomination(s) proposed to be brought before the meeting of shareholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), and (B) identification of the names and addresses of other shareholders (including beneficial owners) known by any of the proposing persons to support such nomination(s), and to the extent known the class and number of all shares of the Company’s capital stock owned beneficially or of record by such other shareholder(s) or other beneficial owner(s); and
•	A nomination for Board candidates submitted by a shareholder for presentation at an annual meeting must comply with the procedural and informational requirements as outlined in the by-laws of the Company.

There were no submissions by shareholders of Board nominees for our 2025 annual meeting.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2024, the members of the Compensation Committee were Mandy Lee Berman, David P. Frenette, Esq., Gordon Jezard and Anne H. Margulies, each of whom are independent directors. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee. No member of the Compensation Committee has formerly been an officer of the Company. No interlocking relationship exists between any member of the Board of Directors or Compensation Committee (or other committee performing equivalent functions) and any executive, member of our Board of Directors or member of the compensation committee (or other committee performing equivalent functions) of any other company.

Transactions with Related Parties

The following is a description of transactions, since January 1, 2024, to which we have been a party or will be a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers or directors, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation, termination and change-in-control arrangements, which are described under “—Executive Compensation” and “—Director Compensation” below.

Loans and Extensions of Credit. The Sarbanes-Oxley Act of 2002 generally prohibits loans to our executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by HarborOne Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to HarborOne Bank and must not involve more than the normal risk of repayment or present other unfavorable features. We have adopted written policies to implement the requirements of Regulation O, which restricts the extension of credit to directors and executive officers and their family members and other related interests. Under these policies, extensions of credit that exceed regulatory thresholds must be approved by the Board of Directors. We believe that all extensions of credit to our directors and officers satisfy the foregoing conditions. As of March 31, 2025, there were two loans to our directors, executive officers and their related entities. These loans (both revolving line of credit, one with a zero balance) were performing according to their original terms.

Other Transactions. Since January 1, 2024, there have been no transactions and there are no currently proposed transactions in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any of our executive officers or directors had or will have a direct or indirect material interest.

Insider Trading Policy

The Board has adopted an Insider Trading Policy and Special Trading Procedures for Insiders (the “Insider Trading Policy”) governing the purchase, sale, and/or other dispositions of the Banks’s securities by Directors, officers and employees, that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company. A copy of the Company’s Insider Trading Policy was filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 6, 2025.

Policy Regarding Derivatives, Short Sales, Hedging or Pledging

The Board annually reviews and approves the Company’s policy with regard to insider trading. The Company’s Insider Trading Policy, generally prohibits employees from pledging shares on margin, trading in derivative securities of the Company’s common stock, engaging in short sales of the Company’s securities, or purchasing any other financial instrument that is designed to hedge or offset any decrease in the market value of the Company’s securities.

DIRECTOR COMPENSATION

In the year ending December 31, 2024, each non-employee director received an annual cash retainer equal to $60,000. The chairman of the Board also received an additional $15,000, the Audit Committee chair received an additional $15,000, and all other committee chairs received an additional $7,500. All such retainers were paid in equal monthly installments, prorated to reflect any partial periods of service. In March 2024, our chairman received a grant of 4,181 shares of restricted stock and each other non-employee director serving at the time received a grant of 3,344 shares of restricted stock, in each case, which vest in full upon the first anniversary of the grant date.

The following table sets forth information regarding the compensation paid to our non-employee directors for the fiscal year ended December 31, 2024:

			Change in
			Pension Value
			and
			Nonqualified
			Deferred
	Fees Earned or		Compensation	All Other
Name (1) (2)	Paid in Cash (3)	Stock Awards (4)	Earnings (5)	Compensation (6)	Total
Joseph F. Barry	$67,500	$34,042	$16,647	$691	$118,880
Mandy Lee Berman	60,000	34,042	—	262	94,304
David P. Frenette, Esq.	67,500	34,042	7,618	731	109,891
Gordon Jezard (7)	25,313	34,042	17,580	290	77,225
Barry R. Koretz	60,000	34,042	15,113	691	109,846
Dr. Timothy R. Lynch	64,375	34,042	4,535	170	103,122
Anne H. Margulies	60,000	34,042	—	170	94,212
William A. Payne	60,000	34,042	—	170	94,212
Andreana Santangelo	75,000	34,042	—	262	109,304
Michael J. Sullivan, Esq.	82,500	42,563	—	731	125,794
Damian W. Wilmot, Esq.	60,000	34,042	—	262	94,304

(1) As of December 31, 2024, each director, other than Mr. Sullivan and Mr. Jezard, held 3,344 shares of unvested restricted stock. As of December 31, 2024, Mr. Sullivan held 4,181 shares of unvested restricted stock.

(2) As of December 31, 2024, (i) Mr. Payne had 24,979 exercisable options outstanding, (ii) Messrs. Barry, Frenette, Koretz, Lynch, and Sullivan each had 83,263 exercisable options outstanding, (iii) Mr. Casey (who receives no compensation as a director) had 421,925 exercisable options outstanding, and (iv) each other director held no outstanding options.

(3) Includes annual retainer payments for Board and committee service earned during the fiscal year, including additional annual retainers for the Board and committee chairs.

(4) Amounts included in the "Stock Awards" column for the year ended December 31, 2024, represent grants under the 2020 Equity Incentive Plan during 2024. Amounts related to stock awards are reported in the table above pursuant to applicable SEC regulations that require that we report the full grant-date fair value of grants in the year in which such grants are made. The dollar value is the grant date fair value of the awards, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"). Each director was granted restricted stock awards on March 1, 2024, which vest in one year. These awards reflect the aggregate fair value at the close of trading on the day before the grant of $10.18 per share.

(5) Amounts reflect the aggregate change in the actuarial present value of the individual’s accumulated benefits under the Director Retirement Plan.

(6) Includes premiums for life insurance paid by HarborOne Bank on behalf of each director; premiums for dental insurance paid by HarborOne Bank on behalf of Messrs. Barry, Frenette, Jezard, Koretz, and Sullivan; premiums for vision insurance paid by HarborOne Bank on behalf of Mr. Frenette.

(7) Mr. Jezard retired from the Board at the 2024 annual meeting of shareholders on May 18, 2024. Of the 3,344 shares of restricted stock that were awarded to Mr. Jezard in 2024, 1,254 shares were accelerated and vested in connection with his May 18, 2024 retirement, and the remaining 2,090 shares were forfeited.

Director Retirement Plan. Directors of HarborOne Bank as of December 31, 2016 were eligible to participate in the HarborOne Bank Director Retirement Plan, which provides for annual payments to directors who have completed six or more years of service, and who have reached the retirement age specified in the participation agreement, of a specified percentage of the total director fees paid to the director in his or her final year serving as director, as follows: 30.0% annually for five years, for directors with at least six years of service; 45.0% annually for 10 years, for directors with at least 11 years of service or 60.0% annually for 10 years, for directors with at least 21 years of service. On December 31, 2017, the Company elected to freeze the Directors’ Retirement Plan and does not intend to replace it with an alternative plan at this time. The balance of the liability at December 31, 2024 was $1.9 million, and there were payouts of $139,000 in 2024.

Share Ownership Policy. Effective January 1, 2023, the Board of Directors adopted the HarborOne Bancorp, Inc. Share Ownership Policy, which applies to our Board of Directors, senior executive officers subject to Section 16 of the Exchange Act, and the President of HarborOne Mortgage. For further information, see the section below entitled “—Compensation Discussion and Analysis—Share Ownership Policy.”

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

HarborOne Bank is a state-chartered trust company that was originally established in 1917 as a state-chartered credit union. The Bank provides a variety of financial services to individuals and businesses online and through its 30 full-service branches located in Massachusetts and Rhode Island, and commercial lending offices in each of Boston, Massachusetts and Providence, Rhode Island. The Bank also provides a range of educational services through “HarborOne U,” with free digital content, webinars, and recordings for small business and personal financial education.

To foster collaboration across our business units, we engage managers and employees through the “ONE Experience” initiative, which is intended to drive more efficiency in our operations and job satisfaction as we work together to deliver an exceptional customer experience. We also remain committed to the communities that we call home in 2024, having provided nearly 5,000 hours of staff volunteer service across Massachusetts and Rhode Island and approximately $200 million in community development loans and investments to facilitate economic development in low- and moderate-income neighborhoods.

Financial Highlights

Despite a challenging interest rate environment, we continued to grow our relationship banking model focused on deposit growth, disciplined expense control and risk management to emphasize liquidity, capital strength and asset quality. We remain focused on serving our customers through our branch network and our digital channels.

For the year ended December 31, 2024, we recorded net income of $27.4 million, or $0.66 per diluted share. The return on average assets for the year ended December 31, 2024 was 0.47%, while the return on average equity was 4.71% for the same period. Our commitment to customer service produced loan growth of $102.2 million, or 2.2%, and customer deposit growth of $88.5 million, or 2.2%, resulting in a loan-to-deposit ratio of 106.6%. Our asset quality remained strong with a nonperforming-loans-to-total-loans ratio of 0.61%. During 2024, the Company continued to return value to the shareholders, with total dividends of $0.32 per share in 2024 and a share repurchase program providing for the repurchase of $21.1 million of outstanding equity, representing 1.9 million shares.

Key Pay Decisions

●	Base salary:
o	Our named executive officers (sometimes referred to as “NEOs”) had an average base salary increase of 6.5%. These increases reflected the competitive market and the fact that there were no NEO salary increases in FY23.
●	Annual incentive: based on FY24 financial results, we paid 73% of target to NEOs.
●	Long-Term Incentive:
o	We modified the design and performance share measures in response to shareholder feedback.
o	We removed the efficiency ratio from our 2024 performance share units to avoid overlap with the Annual Incentive Plan.
o	We changed equity vesting upon a change in control from “single trigger” to “double trigger,” effective with awards granted in March 2025.
o	In March 2024, NEOs received long-term equity awards in the form of restricted share awards (“RSAs”) and performance stock units (“PSUs”).
o	For PSUs, the operating performance metric was changed from efficiency ratio to relative ROAA.

Named Executive Officers

This Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy, programs and the decisions made in 2024, and the factors considered in making those decisions. The following executives are our named executive officers.

Executive	Title
Joseph F. Casey	President and Chief Executive Officer
Stephen W. Finocchio (1)	Executive Vice President, Chief Financial Officer
Jean M. Levesque (2)	Former Interim Chief Financial Officer, Senior Vice President, SEC and Regulatory Reporting Manager
H. Scott Sanborn	Executive Vice President, Chief Lending Officer
Inez H. Friedman-Boyce, Esq.	Executive Vice President, Chief Legal Officer, General Counsel and Corporate Secretary
Joseph E. McQuade	Executive Vice President, Chief Risk Officer
(1) Stephen W. Finocchio began serving as the Chief Financial Officer on April 15, 2024.

(2) Jean M. Levesque served as the Interim Chief Financial Officer from September 29, 2023, upon the resignation of Linda H. Simmons, through April 15, 2024, when Stephen W. Finocchio began serving as Chief Financial Officer.

Compensation Philosophy and Objectives

HarborOne’s executive compensation program is designed with an emphasis on rewarding for short-term goal achievement and long-term shareholder return. This alignment is created through interacting mechanisms that combine both fixed and at-risk pay-for-performance elements to:

•	Attract, motivate and retain executive talent - who are dedicated to the long-term success of the Company and to the creation of sustainable shareholder value;
•	Pay for Performance – provide competitive rewards for the achievement of our business objectives and effectively align executives’ interests with those of our shareholders; and
•	Create a direct linkage between the cost of compensation and value to the executive and to the Company.

Key Governance Elements

Highlights of our executive pay and governance practices:

What We Do

●	Align pay and performance with a significant portion of compensation “at risk”
●	Subject short- and long-term incentive awards to a Compensation Recovery Policy, including requirements of the SEC and Nasdaq that were adopted in 2023, in the event the Company is required to prepare a financial restatement
●	Maintain a fully independent Compensation Committee
●	Engage an independent compensation consultant who reports directly to the Compensation Committee
●	Review and analyze our compensation practices to ensure executive compensation remains consistent with our peer group and the market
●	Require double-trigger change-in-control provisions in our equity incentive agreements and change-in-control agreements with executives
●	Align the financial interests of our executives and board of directors with those of the Company’s shareholders with a new share ownership policy

What We Don’t Do

●	No excise tax gross-ups in change-in-control agreements
●	No hedging or pledging of Company stock
●	No excessive risk taking
●	No repricing of underwater stock options without shareholder approval
●	No excessive benefits or perquisites

Advisory Say on Pay Vote on Executive Compensation

At the 2024 annual meeting of shareholders, we conducted our annual say on pay vote with approximately 72.8% approval from our shareholders. The Board and Compensation Committee value the opinion of our shareholders and considered the outcome of the say on pay vote. While less than desired, the Compensation Committee discussed and reviewed investor comments and feedback received in normal discussions and implemented changes. These changes included equity vesting upon a change in control from “single trigger” to “double trigger” commencing with the March 2025 equity grants and changed the PSU operating measure so as not to overlap with the Annual Incentive Plan.

Share Ownership Policy

Our Board believes strongly in aligning the long-term interests of our directors and executives with those of our shareholders. Effective January 1, 2023, the Board of Directors adopted the HarborOne Bancorp, Inc. Share Ownership Policy, which applies to our Board of Directors, senior executive officers subject to Section 16 of the Exchange Act, and the President of HarborOne Mortgage as “Covered Individuals.”

Covered Individuals must comply with the following ownership requirements (expressed as a multiple of annual cash retainer or base salary) within five years of their respective election as a director, date of hire as a senior executive officer, or date of appointment to a new role requiring them to maintain a higher level of stock ownership under the policy:

	Multiple of	Multiple of Annual
Role	Base Salary	Cash Retainer
Chairman of the Board	-	4.0x
Non-Employee Directors	-	4.0x

President and Chief Executive Officer	3.0x	-
Chief Financial Officer and Chief Lending Officer	2.0x	-
Other Named Executive Officers and Members of Senior Management	1.0x	-

Satisfaction of Guidelines

Covered Individuals may satisfy the ownership guidelines with common stock in the following categories (“Qualifying Shares”):

●	Shares owned directly;
●	Shares owned directly in the HarborOne 401(k) and ESOP plans;
●	Shares owned indirectly (e.g., by a spouse or a trust) if the Covered Individual has a pecuniary interest in such shares;
●	Unvested restricted stock and/or restricted stock units granted under the Company’s incentive plans or other equity compensation arrangements; and
●	Unexercised stock options that are vested and in-the-money.

Unearned performance shares are not considered Qualifying Shares and are not counted toward meeting the guidelines.

Accumulation Period

Covered Individuals are expected to accumulate the minimum number of shares to satisfy the ownership guidelines over a five-year period.

Determining Executive Compensation

The Compensation Committee evaluates multiple factors when establishing and maintaining the Company’s executive compensation programs including: an annual review and selection of a relevant peer group, banking and industry surveys, financial affordability, legal and regulatory considerations to inform the total compensation for the Chief Executive Officer and senior executive officers. The Chief Executive Officer is evaluated primarily on Company performance including financial, strategic, and operational goal achievement. Named executive officers are evaluated on Company, individual performance, and future potential.

Roles and Responsibilities in Executive Compensation

Role	Relationship		Responsibilities
Compensation Committee of the Board of Directors	Independent Non-Employee Directors appointed by the Board of Directors	•	Fulfills responsibilities and requirements of the Compensation Committee charter
		•	Annually reviews and approves the total compensation philosophy and Compensation Committee charter
		•	Reviews and approves short-term and long-term incentive plan, performance targets and plan requirements
		•	Reviews Chief Executive Officer compensation and makes recommendations for Board approval
		•	Reviews and approves recommendations of the Chief Executive Officer regarding NEO compensation
		•	Reviews and approves executive benefits, perquisites, employment contracts, change-in-control or executive severance agreements
		•	Annually reviews and approves peer group and results of executive and Board compensation
Management	Senior Executive Employees of the Company	•	Provides proposed financial targets and results to the Compensation Committee
		•	Achieves Company goals, objectives and strategy
		•	Evaluates executive performance and recommends compensation to the Compensation Committee
		•	Implements and communicates compensation decisions
		•	Apprises the Compensation Committee on the Company's ability to attract and retain executives
		•	Conducts compensation plan cost analysis
Pearl Meyer & Partners, LLC	Independent Compensation Consultant Engaged by the Compensation Committee	•	Provides independent executive compensation consulting services to the Compensation Committee
		•	Provides competitive market data and analysis for Compensation Committee consideration
		•	Provides regulatory updates and market trends
		•	Provides special reports
		•	Provides guidance and consultation to the Compensation Committee
		•	Attends and participates in Compensation Committee meetings
		•	Researches and recommends peer group

Role of the Compensation Peer Group in Assessing Executive Compensation

The Compensation Committee works with management and engages Pearl Meyer to conduct an annual executive compensation assessment. The assessment and information are essential in the Compensation Committee’s evaluation of executive compensation relative to companies of comparable size in the banking sector.

Pearl Meyer utilizes a criteria-based selection process and guiding principles to filter broad industry information based on potential peers that are of comparable size with assets generally in the range of one-half to two times HarborOne Bank’s assets, geography of banks primarily in the Northeast and adjacent states, branch network, and business model, among other criteria to recommend the proposed peer group. The two sources of competitive market compensation data used by the Compensation Committee to assess executive compensation are:

●	Peer Group – a group of 20 similarly-sized banks with information extracted from the peer group annual proxy statements.
●	Compensation Surveys – industry-specific surveys are used to supplement the compensation information from peer proxies.

The peer group is reviewed annually for appropriateness in advance of the executive compensation pay assessment, and additions and replacements are made as appropriate.

As a result of the Peer Group assessment for 2024 compensation, the Compensation Committee approved the following peer group:

Company	Ticker	Company	Ticker	Company	Ticker
Arrow Financial Corporation	AROW	Enterprise Bancorp, Inc.	EBTC	Orrstown Financial Services, Inc.	ORRF
Bar Harbor Bankshares	BHB	Farmers National Banc Corp.	FMNB	Peapack-Gladstone Financial Corporation	PGC
Brookline Bancorp, Inc.	BRKL	Financial Institutions, Inc.	FISI	Peoples Financial Services Corp.	PFIS
Cambridge Bancorp	CATC	Flushing Financial Corporation	FFIC	The First of Long Island Corporation	FLIC
Camden National Corporation	CAC	Kearny Financial Corp.	KRNY	Univest Financial Corporation	UVSP
CNB Financial Corporation	CCNE	Mid Penn Bancorp, Inc.	MPB	Washington Trust Bancorp, Inc.	WASH
ConnectOne Bancorp, Inc.	CNOB	Northfield Bancorp, Inc.	NFBK

Evaluating Executive Performance

Consistent with the annual performance management process of the Company, executive performance of the senior executive officers, including the President and Chief Executive Officer, is evaluated by the Compensation Committee in February. The President and Chief Executive Officer provides an overview to the Compensation Committee of the performance of each senior executive officer and his recommended merit increase, equity grant and short-term incentive payout. The performance analysis provides an assessment of (i) individual achievement; (ii) contribution to the Company’s short and long-term performance; and (iii) the Company’s values and leadership competencies.

For the President and Chief Executive Officer, the Board’s Chairman gathers input from the Board and makes recommendations for the Compensation Committee’s consideration relative to the President and Chief Executive Officer performance and compensation, both of which are evaluated based upon the Company’s performance.

Elements of Total Compensation

Our total executive compensation consists of four major elements: base salary, short-term incentive, long-term incentive, and benefits and perquisites. A description of each element is described below:

Compensation Element	Description	Purpose
Base Salary	Fixed cash pay for the position duties, responsibilities and executive experience and individual performance	Offer a stable source of base compensation balanced with at-risk pay
Short-Term Incentive	Annual performance-based cash incentive aligned to the achievement of Bank, Division and Individual goals	Motivate and reward for annual goal achievement
Long-Term Incentive	Equity awards earned based on time and performance-based requirements	Create alignment with shareholder interests and long-term performance
Benefits and Perquisites	Competitive health, welfare, survivor and retirement benefits	Promote health and wellness in the workforce and retirement planning and saving opportunities

The Company’s compensation program reflects a mix of fixed and at-risk compensation, designed to reward senior executive officers and align their interests with those of shareholders. Each compensation element is intended to provide senior executive officers with a pay opportunity that is externally competitive and recognizes individual contributions. The following charts provide the pay mix for our named executive officers, as reflected in the Summary Compensation Table:

(1)	Represents the Summary Compensation Table details for Mr. Casey. CEO Benefits and Perquisites do not include the change in value of Mr. Casey’s pension benefit.
(2)	Represents the Summary Compensation Table details for the other named executive officers, averaged as a group.

Base Salaries – Base salaries are provided to recognize the experience, skills, knowledge, and responsibilities required for all our employees, including our named executive officers. Base salaries are reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels after considering individual responsibilities, performance, and experience.

Named Executive Officer	2023 Base Salary ($)	2024 Base Salary ($)	Increase From Fiscal 2023 (%) (1)
Joseph F. Casey	$ 700,000	$ 750,000	7.1%
Stephen W. Finocchio	N/A	$ 400,000	N/A
Jean M. Levesque	$ 211,680	$ 226,498	7.0%
H. Scott Sanborn	$ 366,912	$ 381,589	4.0%
Inez H. Friedman-Boyce, Esq.	$ 314,184	$ 336,177	7.0%
Joseph E. McQuade	$ 302,328	$ 323,491	7.0%
(1) NEOs did not receive salary increases in 2023.

Annual Incentive Plan - We maintain an Annual Incentive Plan to provide for short-term incentive opportunities for our executive officers that align with the Bank’s annual financial and non-financial goals. Under the Annual Incentive Plan, our named executive officers are eligible for cash awards based upon the achievement of pre-established Bank performance goals.

Fiscal 2024 Target Short-Term Incentive Opportunities

Each named executive officer’s target short-term incentive is reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time to realign target short-term incentives with market levels after considering individual responsibilities, performance, and experience.

	2023 Target Bonus	2024 Target Bonus
Named Executive Officer	(% of Base Salary)	(% of Base Salary)
Joseph F. Casey	50%	50%
Stephen W. Finocchio	N/A	35%
Jean M. Levesque	20%	20%
H. Scott Sanborn	35%	35%
Inez H. Friedman-Boyce, Esq.	35%	35%
Joseph E. McQuade (1)	25%	35%
(1) Joseph E. McQuade was promoted to Executive Vice President in December 2023 and, as a result, his 2024 Target Bonus was increased from 25% to 35% of his base salary.

Fiscal 2024 Performance Goals:

At the beginning of the fiscal year, the Compensation Committee approved the following performance goals for 2024 under the Annual Incentive Plan:

●	NOW/DDA Deposit Dollar Growth—Includes NOW and DDA deposit dollar growth. Growth is measured using the month-to-date average from the previous year end to the current period end in dollars and compared to the budgeted growth in the categories of superior, target and threshold, with target equal to budget.

●	Pre-Provision Net Revenue Minus Net Charge-Offs—Total of Net Interest and Non-Interest Income minus Non-Interest Expense and minus Net Charge-offs.

●	Efficiency Ratio—Non-Interest Expense excluding amortization of Intangible Assets divided by the total of Net Interest Income and Non-Interest Income.

●	Net Interest Margin—Net Interest and Dividend Income divided by Average Earning Assets

The Annual Incentive Plan allows for adjustments in recognition of unusual or nonrecurring events affecting the Company or its subsidiaries and is designed to allow for positive or negative discretion to reflect the business environment and market conditions that may affect the Company’s performance.

The Annual Incentive Plan performance range of Threshold, Target (set at the Company’s budget), and Superior were set by the Compensation Committee for each of the Performance Goals. These, in turn, corresponded to a range of potential incentives that could be earned for each Performance Goal, which were also approved by the Compensation Committee. For each Performance Goal, no incentives would be earned for results below Threshold, and incentives would be capped if results met or exceeded the Superior level. The tables below set forth the ranges for each Performance Goal, the Company’s 2024 actual performance on each Performance Goal, and the payout level for each Performance Goal:

NOW/DDA Deposit Dollar Growth and Pre-Provision Net Revenue Minus Net Charge-Offs
Percent Goal Achievement	Performance Rating	Incentive Payout Guideline
130%	Superior	130% of incentive target
100%	Target or Meets Goal	100% of incentive target
80%	Threshold	50% of incentive target

Efficiency Ratio (1)
Goal Achievement	Performance Rating	Incentive Payout Guideline
73.25%	Superior	130% of incentive target
76.25%	Target or Meets Goal	100% of incentive target
78.25%	Threshold	50% of incentive target
(1) The lower the Efficiency Ratio, the better the performance.

Net Interest Margin
Goal Achievement	Performance Rating	Incentive Payout Guideline
2.95%	Superior	130% of incentive target
2.27%	Target or Meets Goal	100% of incentive target
2.15%	Threshold	50% of incentive target

2024 Annual Incentive Plan Results
	Goal	Threshold	Target	Superior
2024 Goal Metrics	Weight	80%	100%	130%	Actual	Payout
NOW/DDA Deposit Dollar Growth	35.0%	$ 35,105	$ 43,881	$ 57,045	$ 18,626	0%
Pre-Provision Net Revenue minus Net Charge-Offs	25.0%	$ 27,470	$ 34,338	$ 44,639	$ 41,974	122%

	Goal
2024 Goal Metrics	Weight	Threshold	Target	Superior	Actual	Payout
Efficiency Ratio (1)	20.0%	78.25%	76.25%	73.25%	74.91%	113%
Net Interest Margin	20.0%	2.15%	2.27%	2.95%	2.29%	101%
					Overall	73%
(1) The lower the Efficiency Ratio, the better the performance.

Fiscal 2024 Annual Incentive Targets vs. Results:

With the exception of the former Interim CFO, incentives paid to the named executive officers for fiscal year 2024 were based solely on the Bank’s performance and the result of the Bank’s overall goal achievement for NOW/DDA Deposit Dollar Growth, Pre-Provision Net Revenue Minus Net Charge-Offs, the Efficiency Ratio, and Net Interest Margin. Performance results on goals resulted in the named executive officers earning 73% of their respective target incentives. In her role as Interim CFO, Ms. Levesque’s incentive plan was comprised of 75% Bank performance and 25% individual goal achievement, which could range from 0%-130%. The table below sets forth the annual incentives earned by and paid to each of our named executive officers for 2024:

2024 Annual Incentive Plan
	2024	Incentive		% of Target
	Incentive	Eligible	Target	Incentive	2024
Named Executive Officer	Target %	Earnings	Incentive $	Earned	Payout
Joseph F. Casey	50%	$ 740,385	$ 370,192	73%	$ 270,240
Stephen W. Finocchio	35%	$ 276,923	$ 96,923	73%	$ 70,754
Jean M. Levesque	20%	$ 223,648	$ 44,730	73%	$ 32,653
H. Scott Sanborn	35%	$ 378,766	$ 132,568	73%	$ 96,775
Inez H. Friedman-Boyce, Esq.	35%	$ 331,948	$ 116,182	73%	$ 84,813
Joseph E. McQuade	35%	$ 319,421	$ 111,797	73%	$ 81,612

Long-Term Incentives

The Company’s long-term incentive program reinforces the importance of growth in shareholder value, rewards for long-term Company performance and promotes stock ownership while managing compensation expense and dilution.

The Compensation Committee believes that long-term incentive grants with time-based vesting promote executive retention, and long-term incentive grants with performance-based vesting promote the achievement of strategic, long-term objectives established by the Company to maximize shareholder returns.

The equity awards granted in 2024 included a mix of time-based restricted stock awards (“RSAs”) and performance-based restricted stock units (“PSUs”). The RSAs vest ratably over three years and enable our NEOs and other executives to participate in the long-term appreciation of our shareholder value, while being personally invested in the impact of any business setbacks, whether Company-specific or industry-based. The PSUs cliff vest in three years following the end of the performance period based on a mix of Company performance of the Company’s Relative Core Return on Average Assets(“rROAA”) and Relative Total Shareholder Return (“rTSR”). The peer group for the relative comparison consists of over 60 regional banks. Based on the grant date value of the awards and assuming target level of achievement, the March 2024 awards granted to our NEOs with the exception of the Interim CFO, were comprised 50% of RSAs and 50% of PSUs (half of which were tied to rROAA and half of which were tied to rTSR). In her role as Interim CFO, Ms. Levesque’s awards were comprised of 70% RSAs and 30% PSUs.

The Compensation Committee selected rROAA as the first performance metric for the March 2024 PSU awards because they believe this metric is a good correlation of how the Company is using its assets to generate profit.

The Compensation Committee selected rTSR as the second performance metric for the March 2024 PSU awards because it is closely aligned with shareholder value creation, with performance vesting conditions tied to future equity returns of the Company.

While the Company believes in transparency and discloses as much information to shareholders as is necessary to understand how our executive compensation program works, we believe that disclosing the individual target incorporated into the rROAA and rTSR goals on a prospective basis would provide our competitors with insight regarding confidential business strategies and plans for use of capital without meaningfully adding to our shareholders’ understanding of the metrics, and would thereby result in competitive harm to the Company. We will disclose, however, the goals and actual performance on a retrospective basis for PSUs that vest each year.

Relative Core Return on Average Assets, or “rROAA,” means the percentile ranking of the simple average of HarborOne’s Core Return on Average Assets for the three years in the performance cycle versus the performance peer group of over 60 comparable banks established for this performance period and approved by the Compensation Committee.

Relative Total Shareholder Return, or “rTSR,” means, measured from the first day of the performance period to the last day of the performance period, the percentile ranking of HarborOne’s three-year total shareholder return versus the performance peer group of 60 comparable banks established for this performance period and approved by the Compensation Committee.

For RSAs, any dividends declared during the vesting period are accrued and paid out in cash only upon vesting. For PSUs, any dividends declared during the performance period are accrued and paid out in cash only to the extent that the PSUs ultimately vest following the completion of the performance period.

Vesting of the 2022 PSUs

In March 2022, the Compensation Committee granted PSUs to the NEOs in accordance with the terms of the HarborOne Bancorp, Inc. 2020 Equity Incentive Plan (the “2022 Performance Awards”). The terms of the 2022 Performance Awards provided that between 0% and 150% of the target awards may be earned upon the third anniversary of the grant date, or March 1, 2025 (the “Vest Date”). The performance metrics used to determine the level of achievement were Tangible Book Value per Share and relative Total Shareholder Return during the performance period, which ran from January 1, 2022 through December 31, 2024. The Performance and Payout Matrix for the 2022 Performance Awards are as follows:

2022 Performance Awards - Performance and Payout Matrix for Tangible Book Value Per Share (50%Weight)
	Threshold	Target	Stretch	Actual Performance
Tangible Book Value per Share	$12.50	$13.00	$13.50	$12.47	(1)
Payout *	50%	100%	150%	0%
* Subject to linear interpolation between performance levels if threshold performance is achieved, subject to a maximum payout of 150%.
(1) Calculation of Actual Performance of Tangible Book Value per Share of $12.47 includes allowable adjustments under the Performance Award agreement.

2022 Performance Awards - Performance and Payout Matrix for Relative Total Shareholder Return (50%Weight)
	Threshold	Target	Stretch	Actual Performance
Relative Total Shareholder Return Percentile Rank	25th	50th	75th	25th
Payout *	50%	100%	150%	50%
* Subject to linear interpolation between performance levels if threshold performance is achieved, subject to a maximum payout of 150%.

Based on the Company’s performance results of the Tangible Book Value Per Share and relative Total Shareholder Return, the Compensation Committee approved vesting of the 2022 Performance Awards at 25% of the target. Any dividends declared between the grant date and the Vest Date of the 2022 Performance Awards were accrued and paid out in cash upon the vesting of the awards.

During the year ended December 31, 2024, the Compensation Committee granted RSAs and PSUs to our named executive officers as shown in the following table:

	Number of	Grant Date				Performance	Grant Date
Named Executive Officer	Shares	Fair Value		Grant Date	Type of Award	Metric	Value
Joseph F. Casey	14,632	$10.18		March 1, 2024	Time-Based Restricted Share Awards	-	$148,954
	7,316	$10.18		March 1, 2024	Performance Restricted Share Units	rROAA	$74,477
	7,316	$9.85	(1)	March 1, 2024	Performance Restricted Share Units	rTSR	$72,063
							$295,493

Stephen W. Finocchio	17,500	$9.44		April 15, 2024	Time-Based Restricted Share Awards	-	$165,200
							$165,200

Jean M. Levesque	2,800	$10.18		March 1, 2024	Time-Based Restricted Share Awards	-	$28,504
	600	$10.18		March 1, 2024	Performance Restricted Share Units	rROAA	$6,108
	600	$9.85	(1)	March 1, 2024	Performance Restricted Share Units	rTSR	$5,910
							$40,522

H. Scott Sanborn	5,369	$10.18		March 1, 2024	Time-Based Restricted Share Awards	-	$54,656
	2,684	$10.18		March 1, 2024	Performance Restricted Share Units	rROAA	$27,323
	2,684	$9.85	(1)	March 1, 2024	Performance Restricted Share Units	rTSR	$26,437
							$108,417

Inez H. Friedman-Boyce, Esq.	4,597	$10.18		March 1, 2024	Time-Based Restricted Share Awards	-	$46,797
	2,298	$10.18		March 1, 2024	Performance Restricted Share Units	rROAA	$23,394
	2,299	$9.85	(1)	March 1, 2024	Performance Restricted Share Units	rTSR	$22,645
							$92,836

Joseph E. McQuade	4,424	$10.18		March 1, 2024	Time-Based Restricted Share Awards	-	$45,036
	2,211	$10.18		March 1, 2024	Performance Restricted Share Units	rROAA	$22,508
	2,212	$9.85	(1)	March 1, 2024	Performance Restricted Share Units	rTSR	$21,788
							$89,333

(1) Grant date fair value for these PSUs was determined using a Monte Carlo simulation, in accordance with Generally Accepted Accounting Principles ("GAAP").

FY2024 Equity Awards

In November 2024, the Compensation Committee approved modifications to the 2020 equity incentive grant agreements to include double-trigger change-in-control provisions for future grants under the HarborOne Bancorp, Inc. 2020 Equity Incentive Plan. The modified agreements with double-trigger change-in-control provisions were used in connection with the March 3, 2025 equity incentive grants. At the Annual Meeting on May 13, 2025, HarborOne will be requesting shareholder approval for the HarborOne Bancorp, Inc. 2025 Equity Incentive Plan and award agreements under that plan will include double-trigger change-in-control provisions.

Benefits and Perquisites

Each of our named executive officers is entitled to participate in our retirement plans and nonqualified deferred compensation plans as described in more detail in the sections entitled “Nonqualified Retirement Benefits” and “Benefit Plans.” We also offer Financial Planning services and supplemental life and long-term disability insurance to all of our named executive officers. We also provide an auto allowance and fuel reimbursement to Mr. Sanborn, and Mr. Casey receives a lease and fuel reimbursement for an automobile.

Nonqualified Retirement Benefits

Group-Term Carve Out and Supplemental Life Insurance Plan. Beginning in 2014, HarborOne Bank entered into a split-dollar life insurance arrangement for certain named executive officers. For Mr. Casey, this would provide a death benefit to his named beneficiaries in the estimated amount of $2,200,000.

Supplemental Executive Retirement Plan Agreements. HarborOne Bank maintains a supplemental executive retirement plan agreement with Mr. Casey.

Under the terms of the supplemental executive retirement plan agreement with Mr. Casey, upon the earliest of termination other than for “cause,” disability, death or a “change in control” of HarborOne Bank (as each such term is defined therein), Mr. Casey shall receive a lump sum payment equal to the actuarial equivalent value of a single life annuity equal to 60% of the executive’s average three-year salary and bonus reduced by projected Social Security benefits and the amount payable to the executive from HarborOne Bank’s 401(k) Plan attributable to employer contributions.

ESOP Restoration Plan. HarborOne Bank provides an ESOP Restoration Plan for the benefit of selected executives whose annual compensation exceeds the amount of annual compensation, which was $345,000 in 2024, permitted to be recognized under the ESOP by the Internal Revenue Code. Under the ESOP Restoration Plan, eligible participants receive a credit each year equal to the amount they would have received under the ESOP but for the Internal Revenue Service-imposed compensation limit. Any benefits earned under the ESOP Restoration Plan become payable the earliest of six months and a day after the participant’s “separation from service” from HarborOne Bank, the participant’s death, a “change in control” of the Company or upon the termination of the ESOP Restoration Plan (as each such term is defined therein).

Retirement Benefit Plans

401(k) Profit Sharing Plans

HarborOne Bank currently maintains the HarborOne 401(k) Plan (the “HarborOne 401(k) Plan”), and HarborOne Mortgage, LLC, HarborOne Bank’s wholly owned subsidiary, maintains the HarborOne Mortgage Retirement Plan (the “HarborOne Mortgage 401(k) Plan” and together with the HarborOne 401(k) Plan, the “401(k) Plans”), which are tax-qualified profit-sharing plans with salary deferral features under Section 401(k) of the Internal Revenue Code. All employees of HarborOne Bank who have attained age 21 are eligible to participate in the HarborOne 401(k) Plan and make salary deferrals. All employees, other than seasonal employees and nonresident alien employees, of HarborOne Mortgage are eligible to participate in the HarborOne Mortgage 401(k) Plan and make salary deferrals. Seasonal employees of HarborOne Mortgage who have attained age 21 and completed 1,000 hours of service are eligible to participate in the HarborOne Mortgage 401(k) Plan.

A participant may contribute up to 100.0% of his or her compensation to the HarborOne 401(k) Plan on a pre-tax or after-tax basis, subject to the limitations imposed by the Internal Revenue Code. The HarborOne 401(k) Plan may make a discretionary profit-sharing contribution to eligible participants. In 2024, the profit-sharing contribution was 3%. A participant may contribute up to 100.0% of his or her compensation to the HarborOne Mortgage 401(k) Plan on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code.

For 2024, the deferral contribution limit was $23,000. A participant over age 50 may contribute an additional $7,500 to the 401(k) Plans. A participant in the HarborOne 401(k) Plan is always 100.0% vested in his or her salary deferral contributions and will become vested in his or her share of Bank contributions under a six-year vesting schedule with 20.0% vesting after completion of two years of service and increased by 20.0% for each subsequent year of service. A participant in the HarborOne Mortgage 401(k) Plan is always 100.0% vested in his or her salary deferral contributions and will become vested in his or her share of employer contributions under a four-year vesting schedule with 25.0% vesting after completion of one year of service and increased by 25.0% for each subsequent year of service.

Both 401(k) Plans permit certain in-service withdrawals, including hardship withdrawals and full withdrawals after age 59 ½. Distributions from both 401(k) Plans are available in a lump sum or installments upon a participant’s retirement, termination of employment, death or disability.

The 401(k) Plans permit a participant to direct the investment of his or her own account into various investment options. The participants in the 401(k) Plans are permitted to invest up to 25% of their account balances in the 401(k) Plan in common stock of the Company.

Employee Stock Ownership Plan

The Company currently maintains an ESOP for eligible employees who have attained age 21 and have completed one year of service. Participants vest in the benefits allocated under the ESOP pursuant to a six-year vesting schedule, with 20.0% vesting after completion of two years of service and increased by 20.0% for each subsequent completed year of service. A participant becomes fully vested at retirement, upon death or disability or upon termination of the ESOP. Any unvested shares that are forfeited upon a participant’s termination of employment will be reallocated among the remaining ESOP participants.

Shares of the Company’s common stock purchased by the ESOP through the proceeds of two loans are held in a suspense account for allocation among participants. ESOP shares are released as the loans are repaid. Discretionary contributions to the ESOP and shares released from the suspense account are allocated among participants in accordance with compensation, on a pro rata basis.

Participants in the ESOP will receive a vote authorization form that reflects all shares the participant may direct the trustee to vote on his or her behalf under the plan. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of Company common stock allocated to his or her account. The ESOP trustee will vote all unallocated shares of Company common stock held by the ESOP in the same proportion as shares for which it has received timely voting instructions. The ESOP trustee will not vote allocated shares for which no voting instructions are received.

Employment and Change-in-Control Agreements

The Bank has entered into an employment agreement with our President and Chief Executive Officer and change-in-control agreements with the remaining currently employed named executive officers, with the exception of Ms. Levesque. These agreements are intended to provide the Company with the continued employment and undivided attention of its named executive officers without the potential distraction resulting from the reduction of job security inherent in employment by a publicly held institution. For detailed descriptions of the employment agreement and change-in-control agreements we have entered into with our named executive officers, see “Employment, Change-in-Control, and Other Material Agreements” below.

Other Compensation Policies and Practices

Compensation Risk Assessment

While the Bank continuously monitors enterprise risk from various perspectives, members of the Human Resources and Enterprise Risk departments conduct an annual risk assessment of the Company’s compensation programs to assess risk and evaluate mitigating factors using the following:

Definition of Risk Levels

None/Insignificant	Minor	Significant
No identifiable or material risk. No action taken or required.	Some risk identified, but actions have been taken to mitigate risk and maintain ongoing monitoring.	Measurable, material risk requiring elimination or significant mitigation action.

Risk Areas Considered

Asset Quality – Reduced interest income, increased reserves, asset write-downs, reduced capital, regulatory rating

Interest Rate Sensitivity – Increased interest expense, reduced yields, drop in funding levels

Concentrations – Reliance on limited number of loan categories, investments lack diversity, funding reliance on jumbo CDs

Earnings – Reduced earnings due to compensation expense; manipulation of earnings for higher payouts

Regulatory – Plan design or practice not in compliance with regulations (federal, state, etc.)

Reputational – Negative reaction from shareholders/stakeholders, media, served markets/communities, or workforce

A significant portion of each named executive officer’s compensation is considered to be “at risk.”

●	Annual Incentive Plan – Annual cash incentive awards are intended to directly link a significant amount of cash compensation to the achievement of measurable Bank one-year financial goals.
●	Long-Term Incentive Plan – Our equity compensation incentivizes our named executive officers to create shareholder value and focus on long-term Company growth. Restricted Stock Awards vest ratably over a three-year period, and Performance Restricted Stock Units cliff vest after the three-year performance period.

The Compensation Committee reviewed the findings of the 2024 risk assessment and agreed with the conclusion that our compensation programs are designed with the appropriate balance of risk and reward in relation to the Company’s overall business strategy and do not create risk that is reasonably likely to have a material adverse effect on the Company.

Compensation Recovery Policy

The Compensation Committee has adopted a Compensation Recovery Policy that sets forth the circumstances and procedures under which the Company shall recover Erroneously Awarded Compensation from Covered Persons in accordance with rules issued by the SEC under the Exchange Act and the Nasdaq stock market. In the event the Company is required to prepare a Financial Restatement, the Company shall recover promptly all Erroneously Awarded Compensation with respect to such Financial Restatement.

The Company has adopted this policy as a supplement to any other compensation recovery policies or provisions in effect now or in the future at the Company. To the extent this Policy applies to compensation payable to a person covered by this Policy, it shall supersede any other conflicting provision or policy maintained by the Company and shall be the only compensation recovery policy applicable to such compensation and no other compensation recovery policy shall apply; provided that, if such other policy or provision provides that a greater amount of such compensation shall be subject to recovery, such other policy or provision shall apply to the amount in excess of the amount subject to recovery under this Policy.

The Compensation Committee believes that the Compensation Recovery Policy reflects good standards of corporate governance and reduces the potential for excessive risk taking by executive officers.

Policy Prohibiting Hedging and Pledging of Equity Securities

The Board annually reviews and approves the Company’s policy with regard to insider trading. The Company’s Insider Trading Policy and Trading Procedures for Insiders generally prohibits employees from pledging shares on margin, trading in derivative securities of the Company’s common stock, engaging in short sales of the Company’s securities or purchasing any other financial instrument that is designed to hedge or offset any decrease in the market value of the Company’s securities.

Impact of Tax and Accounting on Compensation

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally places a $1 million limit on the amount of compensation a company can deduct in any one year for certain executive officers and certain other individuals. For taxable years beginning before January 1, 2018, (i) these executive officers consisted of a public corporation’s principal executive officer and up to three other executive officers (other than the principal financial officer) whose compensation is required to be disclosed to stockholders under the Exchange Act, because they are our most highly compensated executive officers and (ii) qualifying “performance-based compensation” was not subject to this deduction limit if specified requirements were met. The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, and compensation paid to our principal financial officer is also subject to the deduction limit, effective for taxable years beginning after December 31, 2017, such that compensation paid to our named executive officers in excess of $1 million will not be deductible unless it qualifies for the limited transition relief applicable to certain arrangements in place as of November 2, 2017, that are not materially modified. While the Compensation Committee considers tax deductibility as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes. Accordingly, the Compensation Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with our business needs. The Compensation Committee believes that shareholder interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses.

Stock-Based Compensation Expense

The Bank recognizes stock-based compensation expense under the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. In determining the appropriate long-term incentive grants, the Bank sought to balance its long-term incentive goals with the need to reduce shareholder dilution and manage stock compensation expense.

Independent Compensation Committee

Executive compensation decisions are approved by the Compensation Committee which is comprised of only independent members of the Board of Directors.

Independent Compensation Consultant

Pearl Meyer & Partners, LLC, our compensation consultant, reports directly to the Compensation Committee and provides no other services to the Bank or management. The Compensation Committee considered the firm’s independence under the relevant SEC and stock exchange factors, and determined the firm satisfied the requirements for independence.

Executive Compensation

2024 Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to each person who served as our Chief Executive Officer, each person who served as our Chief Financial Officer, and the three most highly compensated executive officers (other than the Chief Executive Officer and Chief Financial Officer) who were serving as executive officers at the end of the fiscal year ended December 31, 2024 for the fiscal years indicated.

					Changes in
					Pension Value and
					Nonqualified
				Non-equity	Deferred
			Stock	Incentive Plan	Compensation	All Other
Name and Principal Position	Year	Salary	Awards (1)	Compensation (2)	Earnings (3)	Compensation (4)	Total
Joseph F. Casey	2024	$740,385	$295,493	$270,240	$497,220	$193,183	$1,996,521
President and Chief Executive Officer	2023	$700,000	$343,813	$245,000	$1,372,720	$212,031	$2,873,564
	2022	$657,479	$391,896	$407,637	$1,004,270	$187,449	$2,648,731

Stephen W. Finocchio	2024	$276,923	$165,200	$70,754	$-	$362	$513,239
Executive Vice President, Chief Financial Officer

Jean M. Levesque (5)	2024	$223,648	$40,522	$72,653	$-	$37,095	$373,918
Former Interim Chief Financial Officer	2023	$209,742	$42,530	$56,566	$-	$39,368	$348,206

H. Scott Sanborn	2024	$378,766	$108,417	$96,775	$-	$96,841	$680,799
Executive Vice President, Chief Lending Officer	2023	$366,912	$126,152	$89,894	$-	$105,277	$688,235
	2022	$364,198	$124,817	$158,062	$-	$100,287	$747,364

Inez Friedman-Boyce, Esq. (6)	2024	$331,948	$92,836	$84,813	$-	$49,956	$559,553
Executive Vice President, Chief Legal Officer, General Counsel, and Corporate Secretary	2023	$314,184	$108,026	$76,975	$-	$55,111	$554,296
	2022	$311,860	$76,354	$96,677	$-	$60,826	$545,717

Joseph E. McQuade (7)	2024	$319,421	$89,333	$81,612	$-	$51,546	$541,912
Executive Vice President, Chief Risk Officer

(1) Amounts included in the “Stock Awards” columns for the years ended December 31, 2024, 2023 and 2022 represent the aggregate grant date fair value of the time-based RSAs and PSUs calculated in accordance with ASC 718. Amounts related to the stock awards are reported in the table above pursuant to applicable SEC regulations that require that we report the full grant-date fair value of grants in the year in which such grants are made as compared to the actual vesting. The portion of the amount attributable to PSUs represents the value at the grant date assuming the probable outcome of performance conditions, which is assumed at the target value. The value of each named executive officer’s PSUs at the grant date assuming the highest level of performance achievement, or maximum value, is as follows: Mr. Casey, $219,809 (2024), $259,406 (2023), and $301,151 (2022), Ms. Levesque, $18,027 (2024), $19,300(2023), Mr. Sanborn, $80,641 (2024), $95,191 (2023), and $95,291 (2022), Ms. Friedman-Boyce, $69,058 (2024), $81,516 (2023), $58,292 (2022), and Mr. McQuade, $66,444 (2024).

(2) Amounts reported reflect annual cash incentives earned by our named executive officers for performance in 2024, 2023, and 2022.
(3) Amounts reflect the aggregate change in the actuarial present value of the individual's accumulated benefits under the Supplemental Executive Retirement Plan Agreements.
(4) The summary of "All Other Compensation" from the table above for the components for 2024 are shown below.

(5) Jean M. Levesque's non-equity incentive plan compensation includes recognition bonuses of $25,000 and $40,000 in 2023 and 2024, respectively, for her role as Interim Chief Financial Officer. Ms. Levesque was not an NEO in 2022.

(6) Inez H. Friedman-Boyce was not an NEO in 2022.
(7) Joseph E. McQuade was not an NEO in 2023 or 2022.

				Life & LTD	Auto Allowance &
		ESOP	401(k) Employer	Insurance	Fuel	Retiree		All Other
Name	ESOP (1)	Restoration (1)	Contributions	Premiums	Reimbursement	Medical	Other	Compensation
Joseph F. Casey	$31,243	$59,235	$10,350	$48,236	$22,128	$14,842	$7,149	$193,183
Stephen W. Finocchio	$-	$-	$-	$185	$-	$-	$177	$362
Jean M. Levesque	$27,042	$-	$8,856	$1,020	$-	$-	$177	$37,095
H. Scott Sanborn	$31,251	$12,781	$10,350	$21,851	$10,020	$-	$10,588	$96,841
Inez H. Friedman-Boyce, Esq.	$29,610	$5,521	$10,350	$4,284	$-	$-	$191	$49,956
Joseph E. McQuade	$27,524	$2,405	$10,350	$9,745	$-	$-	$1,522	$51,546

(1) Represents the aggregate value of the shares allocated to the named executive officer's Employee Stock Ownership Plan ("ESOP") account and amounts credited to the named executive officer's ESOP Restoration Plan account for the plan year, determined based on the number of shares allocated to the named executive officer under the ESOP or ESOP Restoration Plan, multiplied by $11.83, which was the fair market value of the HarborOne Bancorp, Inc. common stock as of December 31, 2024, the final trading date of 2024.

Grants of Plan-Based Awards

The following table sets forth information with respect to each grant of an award made to a named executive officer in the year ended December 31, 2024. All equity awards reflected in this table were granted pursuant to the 2020 Equity Incentive Plan, described above and shown below.

		Estimated Future Payments Under Non-Equity			Estimated Future Payouts Under Equity			All Other
		Incentive Plan Awards (1)			Incentive Plan Awards (2)			Stock Awards
									Grant Date
									Fair Value
								Number of	of Stock
	Grant							Shares of Stock	and Option
Name	Date	Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Awards (3) ($)
Joseph F. Casey		$ 185,096	$ 370,192	$ 481,250
	3/1/2024				7,316	14,632	21,948		$ 146,539
	3/1/2024							14,632	$ 148,954
Stephen W. Finocchio		$ 48,462	$ 96,923	$ 126,000
	4/15/2024							17,500	$ 165,200
Jean M. Levesque		$ 22,365	$ 44,730	$ 58,149
	3/1/2024				600	1,200	1,800		$ 12,018
	3/1/2024							2,800	$ 28,504
H. Scott Sanborn		$ 66,284	$ 132,568	$ 172,338
	3/1/2024				2,684	5,368	8,052		$ 53,761
	3/1/2024							5,369	$ 54,656
Inez H. Friedman-Boyce, Esq.		$ 58,091	$ 116,182	$ 151,037
	3/1/2024				2,299	4,597	6,896		$ 46,039
	3/1/2024							4,597	$ 46,797
Joseph E. McQuade		$ 55,899	$ 111,797	$ 145,336
	3/1/2024				2,212	4,423	6,635		$ 44,296
	3/1/2024							4,424	$ 45,036

(1) Represents the threshold, target and maximum annual cash incentive awards under our 2024 Annual Incentive Plan. The threshold payout amount for each named executive officer is 50% of target as the minimum amount payable if threshold performance is achieved. If the threshold is not achieved, the payment to the NEOs would be zero. The target amount is based upon achievement within the target ranges for the performance measures listed in “2024 Annual Incentive Plan” in the Compensation Discussion and Analysis. The maximum amount represents 130% of target. The actual amounts earned by each NEO are set forth under "Fiscal 2024 Annual Incentive Targets vs. Results" in the Compensation Discussion and Analysis.

(2) These amounts represent the threshold, target and maximum number of shares that each NEO may earn with respect to the performance-based restricted stock units granted in 2024.

(3) Represents the grant date fair value per share for the performance-based restricted stock unit awards and time-based restricted stock awards. Refer to the equity grant table under the "Long-Term Incentives" for these fair values. The performance-based restricted stock awards are included at probable achievement of 100%.

All equity grants made to executive officers must be approved by the Compensation Committee. The Company does not time nor does it plan to time the release of material, non-public information for the purpose of affecting the value of employee or Board of Director compensation. During 2024, the Company did not grant stock options (or similar awards) to any named executive officer during any period beginning four business days before and ending one day after the filing of any Company’s periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Company Form 8-K that disclosed any material non-public information.

Outstanding Equity Awards at Year End

The following table sets forth information with respect to outstanding equity awards as of December 31, 2024 for the named executive officers. All equity awards reflected in this table were granted pursuant to either the 2017 Stock Option and Incentive Plan or the 2020 Equity Incentive Plan, described above and shown below.

		Option Awards (1)			Stock Awards

							Number of
		Number of					Unearned	Market or Payout
		Securities			Number of	Market Value	Shares, Units	Value of
		Underlying			Shares or Units of	of Shares or	or Other	Unearned Shares,
		Unexercised	Option	Option	Stock That	Units of Stock	Rights that	Units or Other
		Options (#)	Exercise	Expiration	Have Not	that Have Not	Have Not	Rights That Have
Name	Grant Date (2)	Exercisable	Price ($)	Date	Vested (#)	Vested ($) (3)	Vested (#)	Not Vested ($) (3)
Joseph F. Casey	8/16/2017 (4)	133,219	$10.23	8/16/2027
	11/26/2018 (4)	133,219	$9.79	11/25/2028
	2/27/2019 (4)	155,487	$8.98	2/27/2029
	3/1/2022 (5)				2,909	$34,413
	3/1/2022 (6)				2,182	$25,813
	5/19/2022 (7)				1,511	$17,875
	5/19/2022 (6)				1,133	$13,403
	3/1/2023 (5)				8,334	$98,591
	3/1/2023 (6)						6,250	$73,938
	3/1/2024 (5)				14,632	$173,097
	3/1/2024 (6)						7,316	$86,548

Stephen W. Finocchio	4/15/2024 (8)				17,500	$207,025

Jean M. Levesque	3/1/2022 (5)				667	$7,891
	3/1/2023 (5)				1,447	$17,118
	3/1/2023 (6)						465	$5,501
	3/1/2024 (5)				2,800	$33,124
	3/1/2024 (6)						600	$7,098

H. Scott Sanborn	8/16/2017 (4)	62,840	$10.23	8/16/2027
	3/1/2022 (5)				1,381	$16,337
	3/1/2022 (6)				1,036	$12,256
	3/1/2023 (5)				3,058	$36,176
	3/1/2023 (6)						2,294	$27,138
	3/1/2024 (5)				5,369	$63,515
	3/1/2024 (6)						2,684	$31,752

Inez H. Friedman-Boyce, Esq.	12/2/2019 (4)	10,125	$10.52	12/2/2029
	3/1/2022 (5)				845	$9,966
	3/1/2022 (6)				634	$7,500
	3/1/2023 (5)				2,618	$30,971
	3/1/2023 (6)						1,964	$23,234
	3/1/2024 (5)				4,597	$54,383
	3/1/2024 (6)						2,299	$27,197

Joseph E. McQuade	3/1/2022 (5)				813	9,618
	3/1/2022 (6)				610	$7,216
	3/1/2023 (5)				1,858	21,980
	3/1/2023 (6)						1,393	$16,479
	3/1/2024 (5)				4,424	$52,336
	3/1/2024 (6)						2,212	$26,168

(1) All historical share and price information for awards granted prior to the Company's second-step conversion and stock offering in August 2019 has been restated to reflect the 1.795431 exchange ratio.

(2) Each award granted prior to 2020 was granted pursuant to the Company's 2017 Stock Option and Incentive Plan (the "2017 Equity Plan"). Each award granted in 2020 or later has been granted under the Company's 2020 Equity Incentive Plan. Each award granted under the Company's 2020 Equity Incentive Plan will accelerate and vest in full upon the named executive officer's death or disability, or upon a change in control (with any awards subject to performance conditions vesting assuming achievement at target).

(3) Based on the closing market price of $11.83 on December 31, 2024.
(4) The option awards vested over three years from the date of grant in three equal installments.
(5) The restricted stock awards vest over three years from the date of grant in three equal installments.

(6) The performance-based awards vest three years from the date of grant assuming the attainment of identified performance targets. The actual number of shares that will be earned pursuant to the performance-based awards are dependent upon the Bank's performance with respect to the performance targets described in the "Long-Term Incentives" section above for the identified performance period. The performance-based awards granted in 2022 will vest at 25% based on actual performance. For purposes of this table, we have assumed threshold level of payout for the performance-based awards granted in 2023 and 2024, which we consider the probable outcome.

(7) This restricted stock award vests over three years beginning on March 1, 2023 in three equal installments.
(8) This restricted stock award cliff vests after three years on April 15, 2027.

Option Exercises and Stock Vested Table

The following table sets forth information with respect to each exercise of stock options and each vesting of stock during the year ended December 31, 2024.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)
Joseph F. Casey	-	-	29,538	$300,697
Stephen W. Finocchio	-	-	-	$-
Jean M. Levesque	-	-	2,213	$22,528
H. Scott Sanborn	-	-	11,823	$120,358
Inez H. Friedman-Boyce, Esq.	-	-	8,125	$82,713
Joseph E. McQuade	-	-	7,713	$78,518

Pension Benefit Table

The following table sets forth information with respect to the pension benefits of the named executive officers.

		Number of	Present Value	Payment
		Years Credited	of Accumulated	During Last
	Plan	Service	Benefits	Fiscal Year
Name	Name	(#)	($)	($)
Joseph F. Casey	SERP	16.583	$10,182,104	$-
Stephen W. Finocchio	N/A
Jean M. Levesque	N/A
H. Scott Sanborn	N/A
Inez H. Friedman-Boyce, Esq.	N/A
Joseph E. McQuade	N/A

Employment, Change-in-Control, and Other Material Agreements

Employment Agreement. HarborOne Bank and the Company are parties to an employment agreement with Mr. Casey.

Mr. Casey’s employment agreement provides for a minimum annual base salary, which is subject to annual review and adjustment by the Board. Mr. Casey’s annual base salary for 2024 is discussed in the Compensation Discussion and Analysis above. The employment agreement also provides for discretionary incentive and/or bonus compensation, participation on generally applicable terms and conditions in other compensation and fringe benefit plans, and certain perquisites, including the use of an automobile and reimbursement of automobile related expenses; club membership; five weeks’ paid vacation; life insurance equal to three times the executive’s base salary; technology assistance for remote access to HarborOne Bank’s and the Company’s systems; and supplemental medical insurance upon reaching age 65.

HarborOne Bank and the Company may terminate the employment of Mr. Casey, and he may resign, at any time for any reason. In the event of termination without “cause” or “good reason” (as each such term defined in the employment agreement), HarborOne Bank and the Company will pay Mr. Casey, for a period of two years, severance benefits equal to his monthly base salary in effect at the time of his termination and annual incentive compensation equal to the average incentive compensation received by Mr. Casey during the three full fiscal years immediately preceding termination. HarborOne Bank and the Company will also make an additional payment to Mr. Casey in an amount equal to the aggregate amount of employer contributions that would have been made to any qualified pension, profit sharing or 401(k) or similar plan on behalf of Mr. Casey if he had remained an employee of HarborOne Bank and the Company for an additional 24-month period. In addition, HarborOne Bank and the Company will make a monthly cash payment for 18 months or the executive’s COBRA health continuation period, whichever ends earlier, in the amount that HarborOne Bank and the Company would have made to provide health insurance to Mr. Casey.

In the event Mr. Casey’s employment is involuntarily terminated for reasons other than for cause, disability or death, or he voluntary resigns for good reason, in either case within 24 months after a change in control of the Company, the severance benefits increase from two times the sum of his base salary to three times the sum of his base salary, and will be paid in a lump sum. Any payments required under the employment agreement will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code if such reduction would result in a higher after-tax amount to Mr. Casey. Mr. Casey’s employment agreement provides for certain post-employment obligations with respect to his ability to compete with HarborOne Bank and the Company and to solicit customers and employees of HarborOne Bank and the Company.

In the event of Mr. Casey’s death and he is survived by his spouse, HarborOne Bank will continue to pay his surviving spouse Mr. Casey’s base salary for two months following his death.

Change-in-Control Agreements. The Company has entered into change-in-control agreements with each of its executive officers other than Mr. Casey and Ms. Levesque. With the exception of Mr. Sanborn’s, the change-in-control agreements are substantially similar, and provide that if the executive’s employment is involuntarily terminated for reasons other than for cause, disability or death (as such term is defined in the respective change of control agreement), or the executive voluntarily resigns for “good reason” (as such term is defined in the respective change of control agreement) on or within 12 months after the effective date of a change in control of the Company, the executive would be entitled to a severance payment equal to his or her base salary and average three-year incentive. Such payment would be payable in a lump sum within ten days following the executive’s date of termination. In addition, the Company will make a monthly cash payment for 18 months or the executive’s COBRA health continuation period, whichever ends earlier, in the amount that the Company would have made to provide health insurance to the executive. Any payments required under the agreements will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code if such reduction would result in a higher after-tax amount to the executive.

Pursuant to Mr. Sanborn’s change-in-control agreement, upon a change in control Mr. Sanborn would be entitled to an amount equal to the sum of two times (i) his annual base salary in effect immediately prior to the terminating event (or the executive’s annual base salary in effect immediately prior to the change-in-control, if higher) and (ii) the executive’s average annual bonus over the three fiscal years immediately prior to the change in control. Additionally, Mr. Sanborn’s change-in-control agreement includes a non-solicit provision whereby the executive agrees to refrain from soliciting employees and customers for a period of 12 months following the termination of his employment with the Company.

Potential Payments Upon Termination or Change of Control. The following table presents information concerning estimated payments and benefits that would be provided pursuant to the arrangements described above for each of our named executive officers serving as of the end of fiscal 2024. The payments and benefits set forth below are estimated assuming that the termination of employment or change-in-control event occurred on the last business day of fiscal 2024, December 31, 2024, at a per-share value of our common stock of $11.83, which is the closing market price per share on December 31, 2024. Payments and benefits could be different if such events were to occur on any other date or at any other price or if any other assumptions are used to estimated potential payments and benefits.

										Termination
										by Employer
									Termination	for Any	Termination
								Termination	by Employee	Reason Other	by
								by	with	than Cause,	Employee
								Employer	Good Reason	Death or	for Good
					Termination	Termination	Termination	Without	within	Disability in	Reason
					by	by	by	Cause within	24 Months	Connection	within
	Termination		Termination	Termination	Employee	Employer	Employee	24 Months	After	with a	12 months
	Due to		Due to	Due to	Without	Without	With	After Change	a Change	Change in	of a Change
Name (9)	Death		Disability	Retirement	Cause	Cause	Good Reason	in Control (7)	in Control (7)	Control (8)	in Control (8)
Joseph F. Casey
Severance(1)	$125,000	(2)	$-	$-	$-	$2,115,252	$2,115,252	$2,865,252	$2,865,252	$-	$-
Equity awards acceleration(3)	839,572		839,572	-	-	-	-	839,572	839,572	-	-
Life insurance(4)	2,550,000		300,000	300,000	300,000	300,000	300,000	300,000	300,000	-	-
Other compensation(5)	-		-	-	-	111,658	111,658	111,658	111,658	-	-
Total	$3,514,572		$1,139,572	$300,000	$300,000	$2,526,910	$2,526,910	$4,116,482	$4,116,482	$-	$-

Stephen W. Finocchio
Severance(1)	$-		$-	$-	$-	$-	$-	$-	$-	$470,754	$470,754
Equity awards acceleration(3)	211,225		211,225	-	-	-	-	-	-	211,225	211,225
Life insurance(4)	500,000		-	-	-	-	-	-	-	-	-
Health benefits(6)	-		-	-	-	-	-	-	-	-	-
Total	$711,225		$211,225	$-	$-	$-	$-	$-	$-	$681,979	$681,979

Jean M. Levesque
Severance	$-		$-	$-	$-	$-	$-	$-	$-	$-	$-
Equity awards acceleration(3)	86,685		86,685	-	-	-	-	-	-	86,685	86,685
Life insurance(4)	779,493		-	-	-	-	-	-	-	-	-
Health benefits(6)	-		-	-	-	-	-	-	-	-	-
Total	$866,178		$86,685	$-	$-	$-	$-	$-	$-	$86,685	$86,685

H. Scott Sanborn
Severance (1)	$-		$-	$-	$-	$-	$-	$-	$-	$992,998	$992,998
Equity awards acceleration(3)	295,968		295,968	-	-	-	-	-	-	295,968	295,968
Life insurance(4)	1,150,000		-	-	-	-	-	-	-	300,000	300,000
Health benefits(6)	-		-	-	-	-	-	-	-	31,435	31,435
Total	$1,445,968		$295,968	$-	$-	$-	$-	$-	$-	$1,620,401	$1,620,401

Inez H. Friedman-Boyce, Esq.
Severance (1)	$-		$-	$-	$-	$-	$-	$-	$-	$452,332	$452,332
Equity awards acceleration (3)	236,232		236,232	-	-	-	-	-	-	236,232	236,232
Life insurance (4)	400,000		-	-	-	-	-	-	-	-	-
Health benefits (6)	-		-	-	-	-	-	-	-	28,653	28,653
Total	$636,232		$236,232	$-	$-	$-	$-	$-	$-	$717,217	$717,217

Joseph E. McQuade
Severance (1)	$-		$-	$-	$-	$-	$-	$-	$-	$415,888	$415,888
Equity awards acceleration (3)	206,707		206,707	-	-	-	-	-	-	206,707	206,707
Life insurance (4)	400,000		-	-	-	-	-	-	-	-	-
Health benefits (6)	-		-	-	-	-	-	-	-	28,472	28,472
Total	$606,707		$206,707	$-	$-	$-	$-	$-	$-	$651,067	$651,067

(1) Except as otherwise described, severance payments are based on a multiple of salary and bonus as of December 31, 2024. Multiples are described under the heading "Employment and Change-in-Control Agreements" above. Bonus-related severance is based on the average of bonuses paid during the three calendar years immediately prior to the change in control.

(2) Severance payments upon death represent two months of continued base salary to the executive's surviving spouse.

(3) Reflects the value of accelerated equity granted under the 2020 Equity Incentive Plan based upon market closing price of $11.83 on December 31, 2024, as well as the value of dividend equivalents that would become payable for all unvested awards. All unvested awards would be forfeited upon voluntary or involuntary termination, and would become fully vested upon death, disability or a change in control. All performance share unit awards would be vested assuming achievement at the target level of performance.

(4) Represents the value of payouts of certain life insurance policies.

(5) Represents an estimate of the employer contributions that would have been made for COBRA medical insurance benefits based on actual premiums in effect as of December 31, 2024, as well as any qualified pension, profit sharing or 401(k) or similar plan on behalf of the executive if the executive had remained an employee for an additional 24-month period.

(6) Represents the value of the employer's portion of COBRA medical insurance benefits based on actual premiums in effect as of December 31, 2024.
(7) Provisions are based on Mr. Casey's employment agreement. Refer to the heading "Employment Agreement" above.
(8) Provisions are based on the change-in-control agreements for each of the named executive officers other than Mr. Casey and Ms. Levesque. Refer to the heading "Change-in-Control Agreements" above.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of HarborOne Bancorp, Inc. has reviewed and discussed with management the “Compensation Discussion and Analysis” section included in this proxy statement required by Item 402(b) of Regulation S-K, and based on such review and discussion, the Compensation Committee recommended to our Board of Directors that this “Compensation Discussion and Analysis” section be included in this proxy statement.

MEMBERS OF THE COMPENSATION COMMITTEE

David P. Frenette, Esq. (Chair)
Mandy Lee Berman

Anne H. Margulies

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table details, as of March 14, 2025, information concerning beneficial ownership of our common stock by:

•	each of our directors;
•	each of our named executive officers;
•	all of our directors and executive officers as a group; and
•	each person known by the Company to be the beneficial owner of more than 5% of our outstanding common stock, based solely on the information reported by such persons in their most recent Schedule 13D and 13G filings with the SEC.

		Percent of
	Number of	Common Stock
Name (1)	Shares (2)(3)	Outstanding (4)

Mandy Lee Berman(5)	27,488	* %
Joseph F. Casey(6)	865,338	1.95
Brenda C. Diepold(7)	70,679	*
Stephen W. Finocchio(8)	29,540	*
David P. Frenette, Esq.(9)	226,896	*
Inez H. Friedman-Boyce, Esq.(10)	49,113	*
Brent W. Grable(11)	6,995	*
Barry R. Koretz(12)	148,964	*
Dr. Timothy R. Lynch(13)	147,010	*
Anne H. Margulies(14)	11,972	*
Joseph E. McQuade(15)	29,451	*
William A. Payne(16)	63,424	*
H. Scott Sanborn(17)	159,235	*
Andreana Santangelo(18)	16,665	*
Susan Stewart(19)	10,353	*
Michael J. Sullivan, Esq.(20)	168,513	*
David E. Tryder(21)	85,230	*
Damian W. Wilmot, Esq.(22)	27,450	*
All directors and executive officers as a group (18 persons)(23)	2,144,316	4.82%

BlackRock, Inc.(24)	3,612,646	8.13%
Dimensional Fund Advisors L.P.(25)	2,545,192	5.72%
T.Rowe Price Group, Inc.(26)	5,561,529	12.51%
The Vanguard Group(27)	2,247,931	5.06%
HarborOne Bank Employee Stock Ownership Plan Trust(28)	4,411,663	9.92%

* Less than 1%.

(1)	Unless otherwise indicated, the address for each director and named executive officer is c/o HarborOne Bancorp, Inc., 770 Oak St., Brockton, Massachusetts 02301.
(2)

The number of shares reported by officers as being held through the HarborOne 401(k) Plan may be different from the number of shares previously reported as having been acquired through the HarborOne 401(k) Plan because Company stock held in the HarborOne 401(k) Plan is held in a unitized fund that includes both Company common stock and cash. The percentage of each unit that is Company common stock fluctuates daily, through no volitional act of the HarborOne 401(k) Plan participant.

(3)

The number of shares of common stock “beneficially owned” by each shareholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. “Number of Shares Beneficially Owned” includes shares of common stock that may be acquired upon the exercise of options to acquire shares of common stock that are exercisable on or within 60 days after March 14, 2025 of 926,212. Except as otherwise noted, each beneficial owner has sole voting and investment power over the shares and units.

(4)

The total number of shares outstanding used in calculating this percentage assumes the exercise of all options to acquire shares of common stock that are exercisable on or within 60 days after March 31, 2025 and that no options held by other beneficial owners are exercised. Percentages are based on 44,461,417 shares of Company common stock outstanding as of March 14, 2025.

(5)	Includes 3,451 shares of unvested restricted stock.
(6)

Includes 30,100 shares of unvested restricted stock, 62,878 shares held in his IRA, 258,406 shares held in trust of which Mr. Casey is trustee with his spouse with shared voting power, 66,127 shares held in the HarborOne 401(k) Plan, 14,613 shares held by the ESOP and allocated to his account, and 421,925 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(7)

Includes 349 shares held in the HarborOne 401(k) Plan, 8,673 shares of unvested restricted stock, 5,000 shares held in an IRA,11,866 shares held by the ESOP and allocated to her account, and 23,451 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(8)	Includes 23,540 shares of unvested restricted stock and 6,000 shares held in his IRA.
(9)

Includes 108,017 shares held jointly with his spouse, 30,000 shares held in his IRA, 3,451 shares of unvested restricted stock, and 83,263 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(10)

Includes 8,748 shares of unvested restricted stock, 9,460 shares held by the ESOP and allocated to her account, and 10,125 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(11)	Includes 5,030 shares of unvested restricted stock, and 1,339 shares held by the ESOP and allocated to his account.
(12)

Includes 58,906 shares held jointly with his spouse, 3,451 shares of unvested restricted stock and 83,263 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(13)

Includes 5,000 shares held jointly with his spouse, 3,451 shares of unvested restricted stock and 83,263 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(14)	Includes 3,451 shares of unvested restricted stock.
(15)	Includes 8,764 shares of unvested restricted stock and 6,768 shares held by the ESOP and allocated to his account.
(16)

Includes 4,488 shares held in his IRA, 3,451 shares of unvested restricted stock, and 24,979 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(17))

Includes 10,871 shares of unvested restricted stock, 18,900 shares held in the HarborOne 401(k) Plan, 14,638 shares held by the ESOP and allocated to his account, and 62,840 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(18)	Includes 3,451 shares of unvested restricted stock.
(19)	Includes 6,057 shares of unvested restricted stock and 2,540 shares held by the ESOP and allocated to her account.
(20)

Includes 4,314 shares of unvested restricted stock and 83,263 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days and 1,000 shares that are owned indirectly through an affiliate.

(21)

Includes 5,617 shares of unvested restricted stock, 1,892 shares held in the HarborOne 401(k) Plan, 15,857 shares held by the ESOP and allocated to his account, and 49,840 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(22)	Includes 3,451 shares of unvested restricted stock.
(23)	No shares held by the Company’s directors and executive officers have been pledged as collateral for a loan or otherwise.
(24)

Based exclusively on a Schedule 13G/A filed by BlackRock, Inc. on January 26, 2024. The filer claimed sole power to vote or direct the vote of 3,519,030 shares and sole power to dispose or direct the disposition of 3,612,646 shares. BlackRock, Inc.’s address is 50 Hudson Yards, New York, New York 10001.

(25)

Based exclusively on a Schedule 13G filed by Dimensional Fund Advisors LP on October 31, 2024. The filer claimed sole power to vote or direct the vote of 2,484,890 shares and sole power to dispose or direct the disposition of 2,545,192 shares. Dimensional Fund Advisors LP’s address is 6300 Bee Cave Road, Building One, Austin, Texas 78746.

(26)

Based exclusively on a Schedule 13G filed by T. Rowe Price Investment Management, Inc. on November 14, 2024. The filer claimed sole power to vote or direct the vote of 5,524,393 shares and sole power to dispose or direct the disposition of 5,561,529 shares. T. Rowe Price Investment Management, Inc.’s address is 101 East Pratt Street, Baltimore, Maryland 21201.

(27)

Based exclusively on a Schedule 13G filed by The Vanguard Group on January 30, 2025. The filer claimed sole power to vote or direct the vote of 0 shares and sole power to dispose or direct the disposition of 2,185,740 shares. The Vanguard Group, Inc.’s address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(28)

Reflects shares held in the ESOP. Under the terms of the ESOP, plan participants are entitled to direct the plan trustee on how to vote shares of common stock allocated to their accounts. The trustee will vote shares of common stock allocated to the accounts of plan participants as instructed by the plan participants and will vote unallocated shares of common stock held in the ESOP in the same ratio as allocated shares are voted on each proposal, subject to the fiduciary responsibilities of the trustee. The ESOP’s address is c/o HarborOne Bancorp, Inc., 770 Oak Street, Brockton, Massachusetts 02301.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, the following information is being provided about the relationship between executive compensation actually paid and certain financial performance of the Company.

The dollar amounts reported as “Summary Compensation Table Total” in the Pay for Performance table below represent the totals from the Summary Compensation Table (“SCT”) within the “Compensation Discussion and Analysis.” Compensation Actually Paid (“CAP”) is calculated in accordance with SEC rules and does not reflect the actual amount of compensation earned or paid during the applicable fiscal years. It reflects adjustments for (i) the year-end fair values of unvested equity awards granted in the current year, (ii) the year-over-year difference of year-end fair values for unvested awards granted in prior years, (iii) the difference between prior year-end fair values and vest date fair values for awards granted in prior years, and (iv) changes in pension benefits.

For information regarding the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the “Compensation Discussion and Analysis.”

Pay Versus Performance Table

(in whole dollars, unless otherwise noted)
							Investment Based on:
					Average
	Summary	Summary			Summary	Average		Peer Group
	Compensation	Compensation	Compensation	Compensation	Compensation	Compensation	Total	Total		Tangible
	Table Total	Table Total	Actually Paid	Actually Paid	Table Total for	Actually Paid to	Shareholder	Shareholder	Net Income	Book Value
Year	for First PEO	for Second PEO	to First PEO	to Second PEO	Non-PEO NEOs	Non-PEO NEOs	Return	Return	(in thousands)	Per Share
(a)	(b.1) (1)	(b.2) (2)	(c.1) (1)	(c.2) (2)	(d) (3)	(e) (3)	(f) (4)	(g) (5)	(h)	(i) (6)
2024	$1,996,521	N/A	$1,309,213	N/A	$533,884	$512,222	$119.10	$132.44	$27,407	$11.78
2023	$2,873,564	N/A	$2,386,101	N/A	$584,197	$477,146	$116.48	$112.03	$16,077	$11.52
2022	$2,648,731	$1,456,401	$1,873,309	$1,467,492	$665,848	$649,588	$132.19	$111.47	$45,589	$11.13
2021	N/A	$3,080,857	N/A	$3,093,059	$947,669	$1,181,004	$137.83	$126.43	$58,517	$11.57
2020	N/A	$2,143,883	N/A	$1,785,584	$1,010,159	$1,135,032	$99.80	$90.82	$44,792	$10.88
(1) Includes amounts from the Summary Compensation Table and Compensation Actually Paid to Joseph F. Casey for the years ended December 31, 2022, 2023, and 2024.
(2) Includes amounts from the Summary Compensation Table and Compensation Actually Paid to James W. Blake, former Chief Executive Officer, for the years ended December 31, 2020, 2021, and 2022.

(3) The non-principal executive officer (PEO) named executive officers (NEOs) reflected in columns (d) and (e) represent the following individuals; for 2024: Stephen W. Finocchio, Jean M. Levesque, H. Scott Sanborn, Inez H. Friedman-Boyce, and Joseph E. McQuade; for 2023: Jean M. Levesque, Linda H. Simmons, H. Scott Sanborn, Inez H. Friedman-Boyce, and Brenda C. Diepold; for 2022: Linda H. Simmons, H. Scott Sanborn, Brenda C. Diepold, and David B. Reilly; for 2021: Joseph F. Casey, Linda H. Simmons, H. Scott Sanborn and Inez H. Friedman-Boyce; and for 2020: Joseph F. Casey and Linda H. Simmons.

(4) Reflects the cumulative total shareholder return of HarborOne Bancorp, Inc. over the five-year period. The reporting is based on a theoretical $100 invested of the last day of 2019 and valued as of the last trading day of 2020, 2021, 2022, 2023 and 2024.

(5) Reflects the cumulative total shareholder return of the S&P U.S. SmallCap Banks Index, which is the peer group used by HarborOne Bank for purposes of Item 201(e) of Regulation S-K under the Exchange Act in our Annual Report on Form 10-K for the year ended December 31, 2024.

(6) Tangible Book Value per Share is a non-GAAP ratio that is calculated by dividing total stockholders' equity less goodwill and intangible assets by common stock outstanding.

Calculation of Compensation Actually Paid

To calculate the 2024 CAP amounts in the table above, the following adjustments were made to Total Compensation as reported in the Summary Compensation Table:

	2024
		Average
	First PEO	Non-PEO NEOs
Total Compensation from Summary Compensation Table ("SCT")	$ 1,996,521	$ 533,884
Amount deducted for aggregate change in actuarial present value from SCT	(497,220)	—
Amount deducted for grant date values in the SCT	(295,493)	(99,262)

Amount included for service costs related to the SERP	—	—
Amount included for year-end fair value of unvested awards granted in the current year	332,500	116,038
Amount included (+ or -) for year-over-year difference of year-end fair values for unvested awards granted in prior years	(173,927)	(27,684)
Amount included (+ or -) for difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	(53,168)	(10,754)
Total Adjustments	$ 105,405	$ 77,600

Compensation Actually Paid (as calculated)	$ 1,309,213	$ 512,222

Tabular List of Performance Measures

The six performance measures listed below represent the most important metrics the Company used to align pay and performance and to determine compensation paid in 2024.

Most Important Performance Measures
Tangible Book Value Per Share (1)
Relative Total Shareholder Return
Return On Assets
Earnings Per Share
Core Deposit Growth
Commercial and Small Business Loan Growth
(1) Company selected measure

Pay versus Performance Graphs

The following graphs reflect the relationships between CAP over the four-year period ended December 31, 2024 to the Company’s Total Shareholder Return, Net Income and Tangible Book Value Per Share results over the same period. The following graphs also reflect the relationship between the Company’s Total Shareholder Return over this four-year period to the Total Shareholder Return of the S&P U.S. SmallCap Banks Index over the same period.

CEO Pay Ratio

As required by Item 402(u) of Regulation S-K, we are providing the following information:

For fiscal 2024, our last completed fiscal year, the median of the annual total compensation of all employees of HarborOne was $94,882; and the annual total compensation of our Chief Executive Officer, Mr. Casey, was $1,996,521. Accordingly, the ratio of our Chief Executive Officer’s annual total compensation to the median of the annual total compensation of all employees is 21:1.

To identify the median of the annual total compensation of all of HarborOne’s employees, as well as to determine the annual total compensation of our median employee and our Chief Executive Officer, we used the following methodology, assumptions and analysis:

●	We determined that, as of December 31, 2024, the date chosen to determine the median employee (the “Median Employee Determination Date”), HarborOne employed approximately 544 employees, all of whom were located in the United States, including full-time, part-time, temporary or seasonal employees employed on that date.
●	To identify the median of the annual cash compensation of all our employees, we used wages and earned bonuses from our payroll records. In making this determination, we annualized the wages of full-time and part-time employees who were employed on the Median Employee Determination Date.
●	To calculate the median employee total compensation, we included the total cash compensation plus health and welfare and retirement benefits, including Section 401(k) and ESOP employer contributions.
●	With respect to the annual total compensation of our CEO, we used the amount reported in the Total column of our 2024 Summary Compensation Table for Mr. Casey, who was serving as CEO on our Median Employee Determination Date.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with the SEC’s rules, our payroll and employment records, and our described methodology. We note that the SEC allows companies to adopt a variety of methodologies for identifying the median compensated employee and calculating the pay ratio based on the employee’s total annual compensation. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and persons who own more than 10% of a registered class of our equity securities are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on review of the copies of such reports and any amendments thereto furnished to us during or with respect to our most recent fiscal year, no executive officer or director failed to file on a timely basis any required report on Form 4 during the year ended December 31, 2024.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Crowe LLP currently serves as our independent registered public accounting firm and was the firm that conducted the audit of our consolidated financial statements for the fiscal year ending December 31, 2024. The Audit Committee has appointed Crowe LLP to serve as the independent registered public accounting firm to conduct an audit of our consolidated financial statements for the fiscal year ending December 31, 2025.

Although ratification by shareholders is not required by law or by our by-laws, the Audit Committee believes that submission of its selection to shareholders is a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of the Company and its shareholders. If our shareholders do not ratify the appointment of Crowe LLP, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent auditors.

It is anticipated that a representative of Crowe LLP will attend the annual meeting of shareholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Fee Disclosure

The following is a summary of the fees incurred for professional services rendered by the independent registered public accounting firm Crowe LLP for the fiscal years ended December 31, 2024 and December 31, 2023:

	2024	2023

Audit fees(1)	$547,850	$515,000
Audit related fees(2)	58,000	56,000
All other fees(3)	—	—
Total	$605,850	$571,000

(1)

Audit Fees include fees associated with professional services rendered for the audit of the financial statements and services that are normally provided by the registered public accounting firm in connection with statutory and regulatory filings or engagements. For example, audit fees include fees for professional services rendered in connection with quarterly and annual reports, and the issuance of consents to be named in our registration statements and to the use of their audit report in the registration statements.

(2)	Audit Related Fees refers to fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.
(3)

All Other Fees refers to fees and related expenses for products and services other than services described above. Our Audit Committee considers whether the provision by Crowe LLP of any services that would be required to be described under “All Other Fees” would be compatible with maintaining Crowe LLP’s independence from both management and the Company.

Pre-Approval Policies and Procedures of our Audit Committee

Our Audit Committee must pre-approve all audit services and permissible non-audit services provided by our independent registered public accounting firm, except for any de minimis non-audit services. Non-audit services are considered de minimis if: (i) the aggregate amount of all such non-audit services constitutes not more than five percent of the total amount of revenues we paid to our independent registered public accounting firm during the fiscal year in which they are provided; (ii) we did not recognize such services at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to our Audit Committee’s or any of its members’ attention and approved by our Audit Committee or any of its members who has authority to give such approval prior to the completion of the audit. None of the fees reflected above were incurred as a result of non-audit services provided by our independent registered public accounting firm pursuant to this de minimis exception. Our Audit Committee may delegate to one or more of its members who is an independent director the authority to grant pre-approvals.

The Board unanimously recommends a vote FOR the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for 2025.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate this proxy statement or future filing with the SEC, in whole or in part, the following report shall not be deemed incorporated by reference into any such filing.

The undersigned members of the Audit Committee of the Board of Directors of HarborOne Bancorp, Inc. submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2024 as follows:

1.	the Audit Committee has reviewed and discussed with management the audited consolidated financial statements of HarborOne Bancorp, Inc. for the fiscal year ended December 31, 2024;
2.	the Audit Committee has discussed with representatives of Crowe LLP the matters required to be discussed with them the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
3.	the Audit Committee has received the written disclosures and the letter from Crowe LLP required by applicable requirements of the PCAOB regarding Crowe LLP’s communications with the Audit Committee concerning independence and has discussed with Crowe LLP its independence

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Andreana Santangelo (Chair)
Barry R. Koretz

Dr. Timothy R. Lynch
William A. Payne

Damian W. Wilmot, Esq.

PROPOSAL 3: A NON-BINDING ADVISORY RESOLUTION TO APPROVE

THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Exchange Act, our Board of Directors is submitting for shareholder approval, on a non-binding advisory basis, the compensation paid to our named executive officers as described in this Proxy Statement pursuant to Item 402 of Regulation S-K.

The resolution that is the subject of this proposal is a non-binding advisory resolution. Accordingly, the resolution will not have any binding legal effect regardless of whether or not it is approved and may not be construed as overruling a decision by the Company or the Board or to create or imply any change to the fiduciary duties of the Board. Furthermore, because this non-binding advisory resolution primarily relates to compensation of our named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit those decisions. However, the Compensation Committee intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of our named executive officers.

The Company has six named executive officers listed in this Proxy Statement. The Company’s compensation program is designed to attract, motivate and retain the named executive officers who are critical to the Company’s success, offering a combination of base salary and both annual and long-term incentives that are closely aligned with the Company’s annual and long-term performance objectives. Please see the section titled “Compensation Discussion and Analysis” for additional information about the Company’s executive compensation programs.

We believe that the effectiveness of our compensation programs is demonstrated by the accomplishments of management over the last fiscal year as detailed in our discussion section titled “Compensation Discussion and Analysis.”

For these reasons, the Board recommends that shareholders vote in favor of the following resolution:

RESOLVED, that the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion, be approved.

The Board unanimously recommends a vote FOR approval of the compensation of the Company’s named executive officers.

PROPOSAL 4: APPROVAL OF THE HARBORONE BANCORP, INC. 2025 EQUITY INCENTIVE PLAN

        The Company and its subsidiaries depend on the judgment, initiative and efforts of the employees, officers, and non-employee directors to successfully conduct its business. The Board believes that stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling employees, officers, and non-employee directors to acquire a proprietary interest in the Company. The Board believes that providing such persons with a direct stake in the Company assures a closer identification of the interests of such individuals with those of the Company and its shareholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

        On March 26, 2025, the Board adopted, subject to shareholder approval, the HarborOne Bancorp, Inc. 2025 Equity Incentive Plan (the “2025 Equity Plan”). The 2025 Equity Plan is intended to replace the 2020 Equity Incentive Plan (the “2020 Equity Plan”). The 2025 Equity Plan is designed to reflect features and prevailing practice among comparable SEC-reporting institutions, to enhance the flexibility to grant equity awards to our employees, officers, and non-employee directors, and to ensure that we can continue to grant equity awards to eligible recipients at levels determined to be appropriate by the Board and/or the Compensation Committee. A copy of the 2025 Equity Plan is attached as Exhibit A to this proxy statement and is incorporated herein by reference.

        As of March 14, 2025, there were: (i) stock options to acquire 1,036,075 shares of common stock outstanding under our prior 2017 Stock Option and Incentive Plan (the “2017 Equity Plan”), with a weighted average exercise price of $9.99 and a weighted average remaining term of 2.9 years; and (ii) no stock options to acquire shares of common stock outstanding under the 2020 Equity Plan. In addition, as of March 14, 2025, there were 562,084 unvested full value awards with time-based or performance-based vesting outstanding under the 2020 Equity Plan. Other than the foregoing, no awards were outstanding under equity compensation plans as of March 14, 2025. As of March 14, 2025, there were 283,528 shares of common stock available for awards under the 2020 Equity Plan. Following approval of the 2025 Equity Plan, we will not make any additional grants under the 2020 Equity Plan, and such shares shall no longer be available for issuance. Following the adoption of the 2020 Equity Plan, no additional shares were issued under the 2017 Equity Plan.

Equity Award Grant History and Burn Rate

        In considering and recommending to shareholders the number of shares authorized in the 2025 Equity Plan, the Compensation Committee and the Board considered historic share usage and resulting burn rate as reflected in the table below:

				Weighted
				Average
				Number of
	Options	Full-Value	Total	Common Shares	Burn
Year	Granted	Shares Granted	Granted	Outstanding	Rate
2022	—	198,969	198,969	50,293,762	0.40
2023	—	229,675	229,675	46,732,435	0.49
2024	—	286,222	286,222	44,537,282	0.64
			Three-year average burn rate		0.51

As shown in the following table, our aggregate equity grant levels were broad-based, with our Chief Executive Officer receiving 11% of shares granted, our named executive officers (including our Chief Executive Officer) receiving 28% of shares granted, and other recipients (excluding our named executive officers) receiving the majority (72%) of granted shares.

			Total Grants
	CEO	Grants to	to All
Year	Grants	All NEOs	Recipients
2022	26,519	56,481	198,969
2023	25,000	62,024	229,675
2024	29,264	79,542	286,222
Three-year Total Grants	80,783	198,047	714,866
Three-year Average of Total Grants	26,928	66,016	238,289

Summary of Material Features of the 2025 Equity Plan

        The material features of the 2025 Equity Plan are:

●	The maximum number of shares of common stock to be issued under the 2025 Equity Plan is (i) 1,250,000 shares and (ii) any shares of common stock underlying awards under the 2020 Equity Plan that are outstanding as of the effective date of the 2025 Equity Plan (the “Effective Date”), but are forfeited, canceled or otherwise terminated (other than by exercise) on or following the Effective Date, and there is no evergreen increase to this limit;
●	The award of stock options (both incentive and non-qualified options), restricted stock (using time-vesting and/or performance-vesting features), restricted stock units (also using time-vesting and/or performance-vesting features), cash-based awards, stock appreciation rights, and dividend equivalent rights if permitted;
●	Shares tendered or held back for taxes will not be added back to the reserved pool under the 2025 Equity Plan. Additionally, shares we reacquire on the open market will not be added to the reserved pool under the 2025 Equity Plan;
●	Stock options will not be repriced in any manner without shareholder approval, and no reload stock options will be granted;
●	The number of shares awarded under the 2025 Equity Plan by us to any non-employee director in any calendar year may not exceed $350,000;
●	A minimum vesting period of one year is required for all equity awards, other than a limited number of excepted awards under the 2025 Equity Plan;
●	Any dividends and dividend equivalent rights payable with respect to any equity award are subject to the same vesting provisions as the underlying award;
●	No dividends or dividend equivalents will be granted as a component of stock option awards;
●	Any material amendment to the 2025 Equity Plan is subject to approval by our shareholders; and
●	The term of the 2025 Equity Plan will expire on May 13, 2035.

        Based solely on the closing price of our common stock as reported by Nasdaq on March 14, 2025 and the maximum number of shares that would have been available for awards as of such date under the 2025 Equity Plan, the maximum aggregate market value of the common stock that could potentially be issued under the 2025 Equity Plan is $13,437,500. The shares of common stock underlying any awards under the 2020 Equity Plan that are forfeited, canceled or otherwise terminated, other than by exercise, will be added to the shares of common stock available for issuance under the 2025 Equity Plan. In addition, the shares of common stock underlying any awards that are forfeited, canceled or otherwise terminated, other than by exercise, under the 2025 Equity Plan will be added back to the shares of common stock available for issuance under the 2025 Equity Plan. Shares tendered or held back upon exercise of a stock option or settlement of an award under the 2025 Equity Plan to cover the exercise price or tax withholding will not be added back to the reserved pool. In addition, shares of common stock repurchased on the open market will not be added back to the shares of common stock available for issuance under the 2025 Equity Plan.

Rationale for Adopting the 2025 Equity Plan

The 2025 Equity Plan is critical to our ongoing effort to build shareholder value. Equity incentive awards are an important component of our executive and non-executive employees’ compensation. Our Compensation Committee and the Board believe that we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success.

        The Compensation Committee has reviewed prevailing practice among comparable SEC-reporting institutions and adopted a conceptual framework for future grants. We expect to follow an annual grant cycle and include equity grants with both performance-vesting and time-vesting requirements. We manage our long-term shareholder dilution by limiting the number of equity incentive awards granted annually. The Compensation Committee carefully monitors our annual net burn rate, total dilution and equity expense in order to maximize shareholder value by granting only the number of equity incentive awards that it believes are necessary and appropriate to attract, reward and retain our employees. Our compensation philosophy reflects broad-based eligibility for equity incentive awards for high performing employees. By doing so, we link the interests of those employees with those of our shareholders and motivate our employees to act as owners of the business.

Summary of the 2025 Equity Plan

        The following description of certain features of the 2025 Equity Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2025 Equity Plan, which is attached hereto as Exhibit A.

        Administration.  The 2025 Equity Plan will be administered by the Compensation Committee (the “Administrator”). The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2025 Equity Plan.

        Eligibility; Plan Limits.  All full-time and part-time officers, employees, and non-employee directors are eligible to participate in the 2025 Equity Plan, subject to the discretion of the Administrator. As of March 14, 2025, 66 individuals would have been eligible to participate in the 2025 Equity Plan had it been effective on such date, which includes nine executive officers, 48 employees who are not executive officers, and nine non-employee directors.

        Director Compensation Limit.  The 2025 Equity Plan provides that the number of shares subject to all awards awarded under the 2025 Equity Plan to any non-employee director may not exceed $350,000 in any calendar year.

        Minimum Vesting Period.  The minimum vesting period for each equity award granted under the 2025 Equity Plan must be at least one year, provided that up to 5% of the shares authorized for issuance under the 2025 Equity Plan will be set aside and not subject to such minimum of one year. In addition, the Administrator may grant equity awards that vest within one year if such awards are granted as substitute awards in replacement of other awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within one year.

        Stock Options.  The 2025 Equity Plan permits the granting of: (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code; and (2) options that do not so qualify. Options granted under the 2025 Equity Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors. The option exercise price of each option will be determined by the Compensation Committee. Except in the case of options (i) granted pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) granted to individuals who are not subject to U.S. income tax on the date of grant or (iii) that are compliant with Section 409A of the Code, the exercise price of an option may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be determined by reference to the price of the shares of common stock on Nasdaq. The exercise price of an option may not be reduced after the date of the option grant without shareholder approval, other than to appropriately reflect changes in our capital structure.

        The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the 2025 Equity Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and options may be exercised during the optionee's lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

        Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee and that are not subject to risk of forfeiture. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, non-qualified options may be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

        To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

        Restricted Stock.    The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period. During the vesting period, restricted stock awards may be credited with dividend equivalent rights (but dividend equivalents payable with respect to restricted stock awards with vesting tied to the attainment of performance criteria shall not be paid unless and until such performance conditions are attained).

        Restricted Stock Units.    The Compensation Committee may award restricted stock units to participants. Restricted stock units are ultimately payable in the form of shares of common stock or cash subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. In the Compensation Committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

        Dividend Equivalent Rights.  The Compensation Committee may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights granted as a component of another award (other than a stock option) may be paid only if the related award becomes vested. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award. No dividend equivalent rights may be granted as a component of a stock option.

        Cash-Based Awards. The Compensation Committee may grant cash bonuses under the 2025 Equity Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals.

Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights (“SARs”) to participants, which are awards entitling a participant to receive a payment (in shares or in cash) representing the difference between the exercise price per share of the right and the fair market value of a share on the date of exercise. The terms of SARs granted under the 2025 Equity Plan, including the exercise price per share, vesting provisions and the duration of an SAR, will be determined by the Compensation Committee and set forth in an award agreement. The exercise price of a SAR may not be less than the fair market value of our common stock on the date of grant, and the term may not exceed ten years. Fair market value for this purpose will be determined by reference to closing price of our shares of common stock on Nasdaq. The exercise price of a SAR may not be reduced after the date of the SAR grant without shareholder approval, other than to appropriately reflect changes in our capital structure.

        Change of Control Provisions. In the event of a “change in control,” as defined in the 2025 Equity Plan, awards under the 2025 Equity Plan may be assumed, continued or substituted. In the event that awards are not assumed, continued or substituted, the 2025 Equity Plan and all outstanding awards shall terminate. In the case of termination of awards, except as otherwise provided by the Compensation Committee in the award agreement, upon the effective time of the sale event, all awards with time-based conditions will become vested and exercisable upon the sale event, and awards with conditions and restrictions relating to the attainment of performance goals shall become vested assuming achievement at the target level of performance. In addition, the Company may make or provide for payment, in cash or in kind, to participants holding options in exchange for cancellation thereof equal to the difference between the per share cash consideration and the exercise price of the options (provided that, in the case of an option with an exercise price equal to or greater than the per share cash consideration, such option shall be cancelled for no consideration). The Compensation Committee shall also have the option to make or provide for a payment, in cash or in kind, to grantees holding other awards in an amount equal to the per share cash consideration multiplied by the number of vested shares under such awards. All awards will terminate in connection with a sale event unless they are assumed by the successor entity. To the extent that awards are assumed, continued or substituted in connection with a change in control, unless the Compensation Committee provides otherwise, if, during the 12-month period following the change in control, the grantee’s “service relationship,” as defined under the 2025 Equity Plan, is terminated by the Company or its successor without “cause,” as defined in the 2025 Equity Plan, or by the grantee for “good reason,” as defined under in the 2025 Equity Plan, any then outstanding awards that are not vested and exercisable or nonforfeitable immediately prior to such termination shall become fully vested and exercisable or nonforfeitable as of the date of termination (with performance-based awards deemed earned and vested assuming achievement at the target level of performance).

        Adjustments for Stock Dividends, Stock Splits, Etc.  The 2025 Equity Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to the 2025 Equity Plan, to certain limits in the 2025 Equity Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

        Tax Withholding.  Participants in the 2025 Equity Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or vesting of other awards. The Compensation Committee may require that tax withholding obligations satisfied by withholding shares of common stock to be issued pursuant to exercise or vesting. The Compensation Committee may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

        Amendments and Termination.  The Board may at any time amend or discontinue the 2025 Equity Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may materially and adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of Nasdaq, any amendments that materially change the terms of the 2025 Equity Plan will be subject to approval by our shareholders. Amendments shall also be subject to approval by our shareholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options.

        Effective Date of Plan.  The 2025 Equity Plan was approved by our Board on March 26, 2025, and shall become effective upon approval by our shareholders. Awards of incentive options may be granted under the 2025 Equity Plan until March 26, 2035. No other awards may be granted under the 2025 Equity Plan after the date that is ten years from the date of shareholder approval.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the 2025 Equity Plan. It does not describe all federal tax consequences under the 2025 Equity Plan, nor does it describe state or local tax consequences.

        Incentive Options.  No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

        If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

        If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

        Non-Qualified Options.  No income is realized by the optionee at the time a non-qualified option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option exercise price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

        Other Awards.  The Company generally will be entitled to a tax deduction in connection with other awards under the 2025 Equity Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments.  The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

        Limitation on Deductions.   Under Section 162(m) of the Code, the Company’s deduction for awards under the 2025 Equity Plan may be limited to the extent that any “covered employee” (as defined in Section 162(m) of the Code) receives compensation in excess of $1 million a year.

New Plan Benefits

        The future awards, if any, that will be made to eligible persons under the 2025 Equity Plan are subject to the discretion of the Compensation Committee, and, therefore, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our officers, employees or non-employee directors under the 2025 Equity Plan. Therefore, a New Plan Benefits Table is not provided.

The Board unanimously recommends a vote FOR approval of the HarborOne Bancorp, Inc. 2025 Equity Incentive Plan.

OTHER MATTERS

Solicitation of Proxies

We will pay the cost of solicitation of proxies. Our directors, officers and employees may solicit proxies personally, by telephone, via the internet or by mail without additional compensation for such activities. We also will request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send a Notice of Internet Availability of Proxy Materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses. We have engaged Innisfree M&A Incorporated to solicit proxies held by brokers and nominees for a fee of $15,000 and will reimburse it for reasonable out-of-pocket expenses incurred in the solicitation of proxies.

Shareholder Proposals

Shareholders who, in accordance with the Rule 14a-8 under the Exchange Act, wish to present proposals to be included in the proxy materials to be distributed by us in connection with our 2026 annual meeting must submit their proposals to our Corporate Secretary on or before November 27, 2025. To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 14, 2026. Shareholders may also propose business to be brought before an annual meeting pursuant to our Bylaws. Under our Bylaws, to be timely, a shareholder’s notice for the 2026 annual meeting of shareholders must be received by the Company no earlier than January 13, 2026 and no later than February 12, 2026. However, if an annual meeting is held on a date more than 30 days before, or more than 60 days after, the anniversary of the preceding year’s annual meeting, a shareholder proposal must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

Attendance at the Meeting

All shareholders of record of shares of common stock at the close of business on the record date, or their designated proxies, are authorized to attend the annual meeting. If you are not a shareholder of record but hold shares through a broker, bank or other nominee, you should provide proof of beneficial ownership as of the record date, such as an account statement reflecting your stock ownership as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership. If you do not have proof of ownership, you may not be admitted to the annual meeting. Each shareholder and proxy may be asked to present a valid government-issued photo identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted, and attendees may be subject to security inspections and other security precautions.

Householding of Proxy Materials

If you and other residents at your mailing address own shares of common stock in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one Notice of Internet Availability of Proxy Materials, annual report and/or proxy statement, as applicable. This procedure, known as “householding,” is intended to reduce the volume of duplicate information shareholders receive and also reduce our printing and postage costs. Under applicable law, if you consented or were deemed to have consented, your broker, bank or other nominee may send one copy of the applicable proxy materials to your address for all residents that own shares of common stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you are receiving multiple copies of our proxy materials, you may be able to request householding by contacting your broker, bank or other nominee.

If you wish to request extra copies free of charge of our proxy materials, please send your request in writing to HarborOne Bancorp, Inc., 770 Oak Street, Brockton, Massachusetts 02301, Attention: Investor Relations or by telephone at (508) 895-1000.

Other Matters

The Board does not know of any matters other than those described in this proxy statement that will be presented for action at the 2025 annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

By Order of the Board of Directors,

Inez H. Friedman-Boyce Chief Legal Officer, General Counsel and Secretary

Brockton, Massachusetts
April 1, 2025

Exhibit A

HARBORONE BANCORP, INC.

2025 EQUITY INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the HarborOne Bancorp, Inc. 2025 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees and Non-Employee Directors of HarborOne Bancorp, Inc. (the “Company”) and its Affiliates, including HarborOne Bank (the “Bank”) and HarborOne Mortgage, LLC, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Units, Restricted Stock Awards, Cash-Based Awards, Stock Appreciation Rights and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Cause” means, except as otherwise specified in an Award Certificate, (i) conduct by the grantee constituting a material act of misconduct in connection with the performance of his or her duties, including, without limitation, misappropriation of funds or property of the Company Group other than the occasional, customary and de minimis use of the Company Group’s property for personal purposes; (ii) commission by the grantee of any felony or a misdemeanor involving moral turpitude, deceit, dishonesty or fraud, or any conduct by the grantee that would reasonably be expected to result in material injury or reputational harm to the Company Group if he or she were retained in his or her position; (iii) continued non-performance by the grantee of his or her duties to the Company Group (other than by reason of the grantee’s physical or mental illness, incapacity or disability) which has continued for more than 30 days following written notice of such non-performance from the Board or such grantee’s immediate supervisor; (iv) a material violation by the Employee of the Company Group’s written employment policies; or (v) failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company Group to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the willful inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation.

Notwithstanding the foregoing, if a grantee is party to any employment agreement, offer letter or other agreement with any member of the Company Group that contains a different definition of “Cause”, such other definition of “Cause” shall control.

“Change in Control” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a sale of the Bank by the Company at a time when the Bank represents at least 50 percent of the assets of the Company, (iii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iv) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (v) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company. In addition to the foregoing, and not in limitation thereof, a Change in Control shall also be deemed to have occurred if, during any period of two consecutive years, individuals who constitute the Board at the beginning of such two-year period cease for any reason to constitute at least a majority of the Board, as the case may be; provided, however, that for purposes of this sentence, an individual shall be deemed to have been a director at the beginning of such period if such individual was elected, or nominated for election, by the Board, as the case may be, by a vote of at least two-thirds of the directors who were either directors at the beginning of the two-year period or were so elected or nominated by such directors. Notwithstanding the foregoing, in no extent shall a reorganization of the Company or the Bank solely within its corporate structure constitute a Change in Control for purposes of the Plan.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Company Group” means the Company and each of its Affiliates, including the Bank.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan becomes effective as set forth in SECTION 19.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is listed on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market, The New York Stock Exchange or another national securities exchange or traded on any established market, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Good Reason” means, unless otherwise specified in an Award Certificate, that the grantee has complied with the “Good Reason Process” following, the occurrence of any of the following events: (i) a material diminution in the grantee’s responsibilities, authority or duties; (ii) a material diminution in the grantee’s base salary except for across-the-board salary reductions based on the Company Group’s financial performance similarly affecting all or substantially all senior management employees of the Company Group; or (iii) a change in the geographic location at which the grantee provides services to the Company Group of more than 50 miles. “Good Reason Process” shall mean that (A) the grantee reasonably determines in good faith that a “Good Reason” condition has occurred; (B) the grantee notifies the Company Group in writing of the first occurrence of the Good Reason condition within 60 days of the first occurrence of such condition; (C) the grantee cooperates in good faith with the Company Group’s efforts, for a period not less than 30 days following such notice (the “Cure Period”), to remedy the condition; (D) notwithstanding such efforts, the Good Reason condition continues to exist; and (E) the grantee terminates his or her employment within 60 days after the end of the Cure Period. Notwithstanding the foregoing, if a grantee is party to any employment agreement, offer letter or other agreement with any member of the Company Group that contains a different definition of “Good Reason,” such other definition of “Good Reason” shall control.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Minimum Vesting Period” means the one-year period following the date of grant of an Award.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Officer” means an executive officer of the Company that is subject to the reporting requirements of Section 16 of the Exchange Act.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Returning Shares” means any shares of Stock underlying Awards under the Company’s 2020 Equity Incentive Plan that are outstanding as of the Effective Date but are forfeited, canceled or otherwise terminated (other than by exercise) on or following the Effective Date.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by shareholders, per share of Stock pursuant to a Change in Control.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Service Relationship” means any relationship as an employee, Non-Employee Director or other service provider of the Company or any Affiliate.

“Stock” means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 11.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS
(a)Administration of Plan. The Plan shall be administered by the Administrator.
(b)Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:
(i)to select the individuals to whom Awards may from time to time be granted;
(ii)to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Restricted Stock Units, Cash-Based Awards, Stock Appreciation Rights, and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;
(iii)to determine the number of shares of Stock to be covered by any Award;
(iv)to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;
(v)to accelerate at any time the exercisability or vesting of all or any portion of any Award;
(vi)subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and
(vii)at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c)Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.
(d)Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.
(e)Minimum Vesting Period. The vesting period for each Award granted under the Plan must be at least equal to the Minimum Vesting Period; provided, however, nothing in this Section 2(e) shall limit the Administrator’s authority to accelerate the vesting of Awards as set forth in Section 2(b)(v) above; and, provided further, notwithstanding the foregoing, up to 5% of the shares of Stock authorized for issuance under the Plan will be set aside and not subject to such Minimum Vesting Period (each such Award, an “Excepted Award”).

Notwithstanding the foregoing, in addition to Excepted Awards, the Administrator may grant Awards that vest (or permit previously granted Awards to vest) within the Minimum Vesting Period if such Awards are granted as substitute Awards in replacement of other Awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within the Minimum Vesting Period.
(f)Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to a committee consisting of one or more officers of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not members of the delegated committee. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time, but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.
SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION
(a)Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be the sum of (i) 1,250,000 shares and any (ii) Returning Shares, in each case, subject to adjustment as provided in Section 11. For purposes of this limitation, the shares of Stock underlying any awards under the Plan that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided that no more than 1,250,000 shares of Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company. Awards that may be settled solely in cash shall not be counted against the share reserve, nor shall they reduce the shares of Stock authorized for grant to a grantee in any calendar year.
(b)Maximum Awards to Non-Employee Directors. Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year shall not exceed $350,000. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with ASC Topic 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions. Notwithstanding the foregoing, the Administrator may make exceptions to the foregoing limits in extraordinary circumstances as the Administrator may determine, provided that the Non-Employee Director receiving such Awards may not participate in the decision to make such Awards.
SECTION 4. ELIGIBILITY

Grantees under the Plan will be such employees, officers and Non-Employee Directors of the Company and its Affiliates as are selected from time to time by the Administrator in its sole discretion.

SECTION 5. STOCK OPTIONS
(a)Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, which may differ among individual Awards and grantees. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(b)Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date. Notwithstanding the foregoing, Stock Options may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant or (iii) the Stock Option is otherwise compliant with Section 409A.
(c)Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.
(d)Exercisability; Rights of a Shareholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. Subject to Section 2(b)(v), the Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option; provided that, except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to SECTION 16. below, in writing after the Award is issued, any portion of a Stock Option that has not vested at the time of termination of an optionee’s employment (or other Service Relationship) for any reason shall automatically terminate. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.
(e)Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Award Certificate:
(i)In cash, by certified or bank check or other instrument acceptable to the Administrator;
(ii)Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;
(iii)By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or
(iv)With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his or her stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f)Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.
SECTION 6. RESTRICTED STOCK AWARDS
(a)Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.
(b)Rights as a Shareholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a shareholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that any dividends paid by the Company with respect to any unvested Restricted Shares shall accrue and shall not be paid to the grantee unless and until such Restricted Shares have vested. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in SECTION 6. (c) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in SECTION 6. (c) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.
(c)Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a shareholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.
(d)Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”
SECTION 7. RESTRICTED STOCK UNITS
(a)Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock (or cash, to the extent explicitly provided for in the Award Certificate) upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.
(b)Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.
(c)Rights as a Shareholder. A grantee shall have the rights as a shareholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units by the issuance of shares of Stock upon the satisfaction of the applicable restrictions and conditions set forth at the time of grant; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his or her Restricted Stock Units, subject to the provisions of SECTION 9. and such terms and conditions as the Administrator may determine.
(d)Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to SECTION 16. below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.
SECTION 8. CASH-BASED AWARDS

Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a cash-denominated. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

SECTION 9. DIVIDEND EQUIVALENT RIGHTS
(a)Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. For the avoidance of doubt, in no event shall any Dividend Equivalent Rights be paid unless or until such Award has vested. In no event shall any Dividend Equivalent Rights be granted as a component of a Stock Option.
(b)Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to SECTION 16. below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.
SECTION 10. STOCK APPRECIATION RIGHTS
(a)Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.
(b)Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.
(c)Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.
(d)Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.
SECTION 11. CHANGES IN STOCK; MERGERS AND OTHER TRANSACTIONS
(a)Changes in Stock. Subject to Section 11(b) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.
(b)Mergers and Other Transactions. In the case of and subject to the consummation of a Change in Control, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Change in Control do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Change in Control, the Plan and all outstanding Awards granted hereunder shall terminate. In the event of such termination, except as may be otherwise provided in the relevant Award Certificate, all Awards shall become fully vested and exercisable or nonforfeitable as of the effective time of the Change in Control (with performance-based awards deemed earned and vested assuming achievement at the target level of performance). In addition, in the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable (after taking into account any acceleration hereunder) at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or greater than the Sale Price, such Option or Stock Appreciation Right shall be cancelled for no consideration); or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Change in Control as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable (after taking into account any acceleration hereunder)) held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards (after taking into account any acceleration hereunder). To the extent that Awards are assumed, continued or substituted in connection with a Change in Control, unless the Administrator provides otherwise, if, during the 12-month period following the Change in Control, the grantee’s Service Relationship is terminated by the Company or its successor without Cause or by the grantee for Good Reason, any then outstanding Awards that are not vested and exercisable or nonforfeitable immediately prior to such termination shall become fully vested and exercisable or nonforfeitable as of the date of termination (with performance-based awards deemed earned and vested assuming achievement at the target level of performance).

SECTION 12. Transferability of Awards
(a)Transferability. Except as provided in Section 12(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b)Administrator Action. Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.
(c)Family Member. For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.
(d)Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.
SECTION 13. TAX WITHHOLDING
(a)Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.
(b)Payment in Stock. The Administrator may require the Company’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the grantees. The Administrator may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.
SECTION 14. Section 409A awards

Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 15. TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.
(a)Termination of Service Relationship. If the grantee’s Service Relationship is with an Affiliate and such Affiliate ceases to be an Affiliate, the grantee shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.
(b)For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship:
(i)a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or
(ii)an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.
SECTION 16. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 11(a) or 11(b), without prior shareholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by Company shareholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 11(a) or 11(b).

SECTION 17. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 18. GENERAL PROVISIONS
(a)No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.
(b)Issuance of Stock. To the extent certificated, stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. Any Stock issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or notations on any book entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.
(c)Shareholder Rights. Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a shareholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.
(d)Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.
(e)Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.
(f)Hedging/Pledging Policy Restrictions. Awards under the Plan shall be subject to the Company’s policies relating to hedging and pledging, as such may be in effect from time to time.
(g)Clawback Policy. A grantee’s rights with respect to any Award hereunder shall in all events be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any right that the Company may have under any Company clawback, forfeiture, recovery or recoupment policy, as in effect from time to time, or other agreement or arrangement with a grantee or (ii) applicable law.
(h)Regulatory Requirements. The grant and settlement of Awards under the Plan shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12. U.S. 1828(k), and the rules and regulations promulgated thereunder.
SECTION 19. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon shareholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 20. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the Massachusetts Business Corporation Act as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: MARCH 26, 2025

DATE APPROVED BY SHAREHOLDERS:

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V67258-P25747 ! ! For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! HARBORONE BANCORP, INC. ATTN: INEZ FRIEDMAN-BOYCE 770 OAK STREET BROCKTON, MA 02301 HARBORONE BANCORP, INC. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. 1a. Joseph F. Casey 1b. Dr. Timothy R. Lynch 1c. Damian W. Wilmot, Esq. 1. The election of the three Class III director nominees named in the proxy statement to serve on our Board of Directors for a term of three years and until their respective successors are duly elected and qualified; THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4. 2. The ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; 4. The approval of the HarborOne Bancorp, Inc. 2025 Equity Incentive Plan. 3. A non-binding advisory resolution to approve the compensation of the Company’s named executive officers; and For Withhold SCAN TO HARBORONE BANCORP, INC. VIEW MATERIALS & VOTEw ATTN: INEZ FRIEDMAN-BOYCE 770 OAK STREET BROCKTON, MA 02301 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 12, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 12, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V67259-P25747 PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS HarborOne Bancorp, Inc. The undersigned appoints Joseph F. Casey and Inez H. Friedman-Boyce, and each of them acting singly, as proxies, each with the power to appoint his or her substitute Stephen W. Finocchio, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of HarborOne Bancorp, Inc. held of record by the undersigned at the close of business on March 14, 2025 at the Annual Meeting of Shareholders of HarborOne Bancorp, Inc. to be held on May 13, 2025, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE DIRECTORS NAMED IN THE PROXY STATEMENT, FOR RATIFICATION OF THE APPOINTMENT OF CROWE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025, FOR A NON-BINDING ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AND FOR APPROVAL OF THE HARBORONE BANCORP, INC. 2025 EQUITY INCENTIVE PLAN. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED AT THE DISCRETION OF THE PROXY HOLDERS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is executed. (Continued and to be marked, dated and signed, on the other side) Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 13, 2025 The Notice of the Annual Meeting, 2025 Proxy Statement, and the 2024 Annual Report to Shareholders are available at: http://www.harboronebancorp.com

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V67260-P25747 ! ! For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! HARBORONE BANCORP, INC. ATTN: INEZ FRIEDMAN-BOYCE 770 OAK STREET BROCKTON, MA 02301 HARBORONE BANCORP, INC. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. 1a. Joseph F. Casey 1b. Dr. Timothy R. Lynch 1c. Damian W. Wilmot, Esq. 1. The election of the three Class III director nominees named in the proxy statement to serve on our Board of Directors for a term of three years and until their respective successors are duly elected and qualified; THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4. 2. The ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; 4. The approval of the HarborOne Bancorp, Inc. 2025 Equity Incentive Plan. 3. A non-binding advisory resolution to approve the compensation of the Company’s named executive officers; and For Withhold SCAN TO HARBORONE BANCORP, INC. VIEW MATERIALS & VOTEw ATTN: INEZ FRIEDMAN-BOYCE 770 OAK STREET BROCKTON, MA 02301 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 1, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 1, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V67261-P25747 ESOP and HarborOne 401(k) Plan Vote Authorization Form HarborOne Bancorp, Inc. The undersigned directs the trustee of the HarborOne Bancorp, Inc. Employee Stock Ownership Plan (the "ESOP") and the trustee of the HarborOne 401(k) Plan (the "HarborOne 401(k) Plan") to vote, as designated on the reverse hereof, all shares of common stock of HarborOne Bancorp, Inc. allocated to the participant’s account(s), if any, for which the participant is entitled to direct the voting at Annual Meeting of Shareholders of HarborOne Bancorp, Inc. to be held on May 13, 2025, or at any adjournment thereof. If this form is not returned in a timely manner, the ESOP trustee will vote all unallocated shares of Company common stock held by the ESOP in the same proportion as shares for which it has received timely voting instructions. The ESOP trustee will not vote allocated shares for which no voting instructions are received. HarborOne Bank, as plan administrator, will vote any shares in the HarborOne 401(k) Plan for which participants have not issued voting instructions as HarborOne Bank determines in its discretion and will direct the HarborOne 401(k) Plan trustee accordingly. If any other business is brought before the Annual Meeting, this form will be voted by the trustees in a manner intended to represent the best interest of the participants and beneficiaries of the ESOP and the HarborOne 401(k) Plan. At the present time, HarborOne Bancorp, Inc. knows of no other business to be brought before the Annual Meeting. IF NO INSTRUCTION IS SPECIFIED AND THIS AUTHORIZATION FORM IS RETURNED SIGNED, THIS VOTE AUTHORIZATION FORM WILL BE CONSIDERED A VOTE FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4. (Continued and to be marked, dated and signed, on the other side) Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 13, 2025 The Notice of the Annual Meeting, 2025 Proxy Statement, and the 2024 Annual Report to Shareholders are available at: http://www.harboronebancorp.com